Exhibit 4.4

Execution Version

NIO INC.

FIFTH AMENDED AND RESTATED

SHAREHOLDERS’ AGREEMENT

SCHEDULES

Schedule 1: List of Investors

Schedule 2: Address for Notices

EXHIBIT

Exhibit A: Form of Deed of Adherence

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on November 10, 2017, by and among:

(1)	NIO INC. (formerly known as NEXTEV INC.), an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”);

(2)	NIO NEXTEV LIMITED (formerly known as NEXTEV LIMITED), a limited company duly incorporated and validly existing under the Laws of Hong Kong (the “HK Company”);

(3)	XPT LIMITED, a limited company duly incorporated and validly existing under the Laws of Hong Kong (the “XPT”);

(4)	XPT TECHNOLOGY LIMITED, a limited company duly incorporated and validly existing under the Laws of Hong Kong (the “XPT Technology”);

(5)	XPT, INC., a company duly incorporated and validly existing under the Laws of the State of Delaware, the United States of America (the “XPT US”)

(6)	NIO CO., LTD. (formerly known as NEXTEV CO., LTD.) (上海蔚来汽车有限公司), a wholly foreign owned enterprise duly incorporated and validly existing under the Laws of the PRC (“Shanghai Nextev”);

(7)	SHANGHAI XPT TECHNOLOGY CO., LTD. (上海蔚兰动力科技有限公司), a wholly foreign owned enterprise duly incorporated and validly existing under the Laws of the PRC (the “Shanghai Weilan”);

(8)

XPT (JIANGSU) INVESTMENT CO., LTD. (formerly known as XPT INVESTMENT CO., LTD.) (蔚然（江苏）投资有限公司 ), a wholly foreign owned enterprise duly incorporated and validly existing under the Laws of the PRC (the “Jiangsu Weiran”);

(9)	XPT (NANJING) E-POWERTRAIN TECHNOLOGY CO., LTD. (蔚然（南京）动力科技有限公司 ), a limited liability company duly incorporated and validly existing under the Laws of the PRC (“XPT Nanjing Technology”);

(10)	XPT (NANJING) ENERGY STORAGE SYSTEM CO., LTD. (蔚然（南京）储能技术有限公司), a limited liability company duly incorporated and validly existing under the Laws of the PRC (“XPT Nanjing Energy”);

(11)	NIO TECHNOLOGY CO., LTD. (上海蔚来科技有限公司, formerly known as 上海赛睿迪新能源汽车有限公司), a limited liability company duly incorporated and validly existing under the Laws of the PRC (“NIO Technology”);

(12)	NEXTEV USER ENTERPRISE LIMITED, a limited company duly incorporated and validly existing under the Laws of Hong Kong (“Nextev User”);

(13)

SHANGHAI NIO SALES AND SERVICE CO., LTD. (formerly known as SHANGHAI AUTO DISTRIBUTION SERVICE CO., LTD.) (上海蔚来汽车销售服务有限公司), a limited liability company duly incorporated and validly existing under the Laws of the PRC (“Shanghai Auto Distribution”);

(14)	NEXTEV POWER EXPRESS LIMITED, a limited company duly incorporated and validly existing under the Laws of Hong Kong (“Nextev Power”);

(15)

NIO ENERGY INVESTMENT (HUBEI) CO., LTD. (formerly known as NEXTEV ENERGY INVESTMENT (HUBEI) CO., LTD.) (蔚来能源投资（湖北）有限公司), a limited liability company duly incorporated and validly existing under the Laws of the PRC (“Hubei Investment”);

(16)

SHANGHAI NIO ENERGY TECHNOLOGY CO., LTD. (formerly known as SHANGHAI NEXTEV ENERGY TECHNOLOGY CO., LTD.) (上海蔚来能源科技有限公司), a limited liability company duly incorporated and validly existing under the Laws of the PRC (“Shanghai Energy”);

(17)

WUHAN NIO ENERGY CO., LTD. (formerly known as WUHAN NEXTEV ENERGY CO., LTD.) (武汉蔚来能源有限公司), a limited liability company duly incorporated and validly existing under the Laws of the PRC (“Wuhan Energy”);

(18)	BEIJING LIBITE AUTO TECHNOLOGY CO., LTD. (北京力比特汽车科技有限公司 ), a limited liability company incorporated under the Laws of the PRC (“Beijing Libite”);

(19)	XTRONICS (NANJING) AUTOMATIVE INTELLIGENT TECHNOLOGY CO. LTD. (蔚隆 （南京 ）汽车智能科技有限公司 ), a limited liability company incorporated under the Laws of the PRC (“Nanjing Weilong”);

(20)	NIO USA, INC. (formerly known as NEXTEV USA, INC.), a company duly incorporated and validly existing under the Laws of the State of California, the United States of America (the “US Company”).

(21)	NIO GMBH (formerly known as NEXTEV GMBH), a limited liability company duly incorporated and validly existing under the Laws of Germany (the “German Company”);

(22)	NIO NEXTEV (UK) LTD (formerly known as NEXTEV (UK) LIMITED), a private company limited by shares duly incorporated and validly existing under the Laws of the United Kingdom (the “UK Company”);

(23)	PRIME HUBS LIMITED, a business company with limited liability duly incorporated and validly existing under the Laws of the British Virgin Islands (“Prime Hubs”);

(24)	MR. LI BIN, a citizen of the PRC whose identification number is 110108197406221836 (the “Founder”);

(25)	Each of the Persons listed in Part A1 of Schedule 1 (List of Investors) hereto (collectively, the “Series A-1 Investors” and each a “Series A-1 Investor”);

(26)	Each of the Persons listed in Part A2 of Schedule 1 (List of Investors) hereto (collectively, the “Series A-2 Investors” and each a “Series A-2 Investor”);

(27)	Each of the Persons listed in Part A3 of Schedule 1 (List of Investors) hereto (collectively, the “Series A-3 Investors” and each a “Series A-3 Investor”);

(28)	Each of the Persons listed in Part B of Schedule 1 (List of Investors) hereto (collectively, the “Series B Investors” and each a “Series B Investor”);

(29)	Each of the Persons listed in Part C of Schedule 1 (List of Investors) hereto (collectively, the “Series C Investors” and each a “Series C Investor”); and

(30)

Each of the Persons listed in Part D of Schedule 1 (List of Investors) hereto (together with any Additional Series D Investors participating in any applicable Additional Closings deemed as “Series D Investors” in accordance with Section 12.4, collectively, the “Series D Investors” and each a “Series D Investor”).

Each of the parties listed above shall be referred to herein individually as a “Party” and collectively as the “Parties.”

Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement (as defined below).

RECITALS

(A)

WHEREAS, each of the Series D Investors has agreed to purchase from the Company, and the Company has agreed to sell to each Series D Investor, certain Series D Preferred Shares of the Company, on the term and conditions set forth in the Series D Preferred Share Purchase Agreement dated November 10, 2017 (as amended and restated and/or supplemented from time to time, the “Purchase Agreement”) by and among the Company, the HK Company, XPT, XPT Technology, Shanghai Nextev, XPT US, Shanghai Weilan, Jiangsu Weiran, XPT Nanjing Technology, XPT Nanjing Energy, Nanjing Weilong, NIO Technology, Nextev User, Shanghai Auto Distribution, Nextev Power, Hubei Investment, Shanghai Energy, Wuhan Energy, Beijing Libite, the US Company, the German Company, the UK Company, Prime Hubs, the Founder Vehicles and certain Series D Investors.

(B)

WHEREAS, the Purchase Agreement provide that it shall be a condition precedent to the consummation of the transactions contemplated under the Purchase Agreement that the Parties have entered into this Agreement.

(C)	WHEREAS, the Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

(D)

WHEREAS, a Fourth Amended and Restated Shareholders’ Agreement was entered into on March 21, 2017 by and among the Company, the HK Company, XPT, XPT Technology, Shanghai Nextev, Shanghai Weilan, Jiangsu Weiran, NIO Technology, Beijing Libite, the US Company, the German Company, the UK Company, Prime Hubs, the Founder, the Series A-1 Investors, the Series A-2 Investors, Series A-3 Investors, certain Series B Investors and certain Series C Investors (together with a Deed of Adherence dated May 31, 2017 by and between the Company and Blissful Days Holdings Limited, a Deed of Adherence dated May 31, 2017 by and between the Company and Bluefuture Fund L.P., a deed of adherence dated May 31, 2017 by and between the Company and Keen Eagle Capital Investment Limited, a Deed of Adherence dated April 24, 2017 by and between the Company and Champion Elite Global Limited, a Deed of Adherence dated July 6, 2017 by and between the Company and Tea Leaf Limited, a Deed of Adherence dated April 24, 2017 by and between the Company and China Investment Asset Management Limited, a Deed of Adherence dated May 31, 2017 by and between the Company and Guangfa Xinde Capital Management Limited, a Deed of Adherence dated April 24, 2017 by and between the Company and HF Holdings Limited, a Deed of Adherence dated April 24, 2017 by and between the Company and Ultimate Lenovo Limited, a Deed of Adherence dated May 31, 2017 by and between the Company and China Oceanwide International Asset Management Limited, a Deed of Adherence dated April 24, 2017 by and between the Company and Anderson Investments Pte. Ltd., a Deed of Adherence dated May 31, 2017 by and between the Company and UBS AG, London Branch, a Deed of Adherence dated April 24, 2017 by and between the Company and Cyber Tycoon Limited, and a Deed of Adherence dated April 24, 2017 by and between the Company and Honor Best International Limited, the “Prior Shareholders Agreement”). The Parties agree that as of the Initial Closing Date, this Agreement shall supersede the Prior Shareholders Agreement in its entirety, and the Prior Shareholders Agreement shall terminate and have no further force or effect.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	DEFINITIONS

1.1	The following terms shall have the meanings ascribed to them below:

“Additional Closing” and “Additional Closing Date” shall have the meaning ascribed to them in the Purchase Agreement.

“Additional Series D Investor” shall have the meaning ascribed to it in the Purchase Agreement.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person (in the case of a Person being a natural person, the “Affiliate” shall include the immediate family members of such Person. For the purpose of this Agreement, “immediate family members” shall mean parents, mother-in-law or father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, and any other individual to whom the Person provides material support). In the case of an Investor, if applicable, the term “Affiliate” also includes (w) any shareholder of such Investor, (x) any of such shareholder’s or such Investor’s general partners, (y) the fund manager managing such shareholder or such Investor (and general partners and officers thereof) and other funds managed by such fund manager, and (z) trusts controlled by or for the benefit of any such Person referred to in (w), (x) or (y). Notwithstanding anything to the contrary in this Agreement and any other Series D Transaction Document, with respect to Sequoia or SCC, if applicable, the term “Affiliate” shall (x) only include a variety of entities within the Sequoia China Sector Group that are affiliated with Sequoia by ownership or operational relationship and engaged in a broad range of activities relating to investing and securities trading; and (y) shall not include any entity that is (i) outside of the Sequoia China Sector Group or (ii) primarily engaged in investment and trading in the secondary securities market; for purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Capital entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the PRC. Notwithstanding anything to the contrary in this Agreement and any other Series D Transaction Document, with respect to Temasek, if applicable, the term “Affiliate” shall only include (a) Temasek Holdings (Private) Limited (“Temasek Holdings”); and (b) Temasek Holdings’ direct and indirect wholly owned companies whose boards of directors or equivalent governing bodies comprise solely nominees or employees of (i) Temasek Holdings; (ii) Temasek Pte. Ltd. (being a wholly owned subsidiary of Temasek Holdings); and/or (iii) wholly owned direct and indirect subsidiaries of Temasek Pte. Ltd. Notwithstanding anything to the contrary in this Agreement and any other Series D Transaction Document, with respect to Tencent, if applicable, the term “Affiliate” shall only include (a) Tencent Holdings Limited (“Tencent Holdings”); and (b) any Person Controlled by Tencent Holdings. For the avoidance of doubt, any Investor and any holder of Preferred Shares shall not be deemed to be an Affiliate of any Group Company.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any related act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Benchmark Shares” means, with respect to a holder of Preferred Shares, the number of Preferred Shares held by such holder of Preferred Shares as of the Initial Closing Date (as converted or reclassified from time to time in accordance with the Memorandum and Articles and this Agreement).

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” means the business of the Group Companies, which is research and development, design, manufacturing, and sales of new energy automobiles (electric cars) and/or the components and accessory products related thereto, the provision of related services, the establishment and operation of charging networks, and other business as may be approved by the Board or the Shareholders of the Company in accordance with the Memorandum and Articles and this Agreement from time to time.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the Cayman Islands, the PRC or Hong Kong.

“Cause” means, with respect to the Founder or any of the Key Employees, (i) such person’s failure, in the reasonable judgment of the Board, to substantially perform his or her assigned duties or responsibilities (other than a failure resulting from his or her disability) after written notice thereof from the Board describing the person’s failure to perform such duties or responsibilities (provided that such person (if he serves as a Director) and any director appointed by the Founder or his Affiliate (if the person with alleged Cause is the Founder) shall abstain from all voting in the Board meetings or resolutions solely in relation to the judgment of his or her own failure to perform his or her assigned duties or responsibilities); (ii) engaging in knowing and intentional illegal conduct that is or was injurious to any Group Company; (iii) violation of a PRC law, or a law or regulation of any other jurisdiction, which violation was or is reasonably likely to be injurious to any Group Company; (iv) material breach of any confidentiality agreement, invention assignment agreement or any other service or employment agreements between the person and the Company or its Affiliates; (v) being convicted of, or entering a plea of nolo contendere to, a felony or committing any act of moral turpitude, dishonesty or fraud against, or the misappropriation of material property belonging to, any Group Company; (vi) material failure to comply with written policies or rules of the Company or its Affiliates; or (vii) gross negligence or wilful misconduct detrimental to any Group Company’s interests.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, certificate of formation, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity, as amended, supplemented or restated from time to time.

“Closing” shall have the meaning ascribed to it in the Purchase Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Competing Business” means the business of design, manufacture and sale of electric automobiles (电动汽车).

“Confidential Information” means the terms and conditions of the Series D Transaction Documents, all exhibits and schedules attached thereto, and information relating to the negotiations therefor.

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Price” means the results by dividing the Initial Subscription Price Per Share by the then applicable conversion price per applicable Preferred Share.

“Control Documents” shall have the meaning ascribed to it in the Purchase Agreement.

“Director” means a director serving on the Board.

“Director Indemnification Agreement” shall mean the director indemnification agreement, the form of which is approved by the Board from time to time, which is entered into by the Company and each of the Investor Directors.

“Deed of Adherence” means the deed of adherence substantially in the form attached hereto as Exhibit A.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, note, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Founder Vehicles” means, collectively, mobike Global (as defined in Schedule 1) and Originalwish (as defined in Schedule 1).

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company and its Subsidiaries (including the HK Company, XPT, XPT Technology, XPT US, Shanghai Nextev, Shanghai Weilan, Jiangsu Weiran, XPT Nanjing Technology, XPT Nanjing Energy, Nanjing Weilong, NIO Technology, Nextev User, Shanghai Auto Distribution, Nextev Power, Hubei Investment, Shanghai Energy, Wuhan Energy Beijing Libite, US Company, German Company, UK Company, other Subsidiaries set out on Schedule III of the Purchase Agreement, and other Subsidiaries to be established from time to time), and “Group” or “Group Companies” refers to all of Group Companies collectively.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region, the People’s Republic of China.

“Initial Closing” and “Initial Closing Date” shall have the meaning ascribed to them in the Purchase Agreement.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 (Registration Other Than on Form F-3 or Form S-3) or Section 2.2 (Registration on Form F-3 or Form S-3) to Register any Registrable Securities, the Holders initiating such request.

“Investors” means collectively the Series A-1 Investors, Series A-2 Investors, Series A-3 Investors, Series B Investors, Series C Investors and Series D Investors, and “Investor” means each or any of them.

“Investor Restrictive Investment Cutoff Date” means (1) with respect to each of Hillhouse NEV Holdings Limited and Shunwei, March 18, 2017, (2) with respect to Tencent, May 6, 2017, (3) with respect to Smart Group, June 23, 2017, (4) with respect to each of Sequoia and Joy Capital, September 12, 2017, (5) with respect to Padmasree, March 10, 2018, (6) with respect to each Founder Vehicle, March 18, 2018, and (8) with respect to Energy, May 6, 2018.

“Investor Restrictive Investment Period” means, with respect to each Series A Investor, the period of time until the Investor Restrictive Investment Cutoff Date applicable to such Series A Investor. For the avoidance of doubt, the Investor Restrictive Investment Period shall also be applicable to the Affiliates of such Series A Investor (of Investment Affiliates of such Investor in case of Hillhouse NEV Holdings Limited or Shunwei).

“IPO” means an initial public offering of Shares on an internationally recognized stock exchange.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, mortgage, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, understanding, law, equity or otherwise.

“Loan and Security Agreement” means the Loan and Security Agreement dated March 10, 2016 by and between the Company and Padmasree, pursuant to which the Company provided a loan to Padmasree, and Padmasree pledged to the Company and granted to the Company a first-priority lien on 7,509,933 Series A-3 Preferred Shares held by Padmasree.

“Majority Ordinary Holders” means the holders of at least 75% of the voting power of the then outstanding Ordinary Shares.

“Majority Preferred Holders” means the holders of at least 75% of the voting power of the then outstanding Preferred Shares (voting together as a single class and calculated on an as-converted basis).

“Material Group Subsidiaries” means collectively HK Company, XPT, Nextev User, Nextev Power, the US Company, the German Company, NIO Technology, Shanghai Auto Distribution, Hubei Investment, Shanghai Weilan, Jiangsu Weiran and Shanghai Nextev.

“Memorandum and Articles” means the Tenth Amended and Restated Memorandum of Association of the Company and the Ninth Amended and Restated Articles of Association of the Company, adopted in accordance with applicable Law on or prior to the Initial Closing (as amended and restated from time to time in accordance with the articles thereto and the provisions of this Agreement), which shall be in the form and substance satisfactory to the Investors.

“Ordinary Holders” means Prime Hubs and any Person who will directly or indirectly hold any Ordinary Shares of the Company (other than the Investors), and each an “Ordinary Holder”.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.00025 per share.

“Person” means any individual, natural person, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means passive foreign investment company as defined in the Code.

“PLN” means a note instrument issued by UBS or its Affiliates on or about the date of this Agreement that transfers, or has the effect of transferring, to any Person, in whole or in part, all or any of the economic benefits, interests, risks or other consequences of ownership of the Series C Preferred Shares (or Ordinary Shares into which the Series C Preferred Shares convert), including any agreements in respect thereof, the form of which has been previously provided to the Company for its review.

“PLN Beneficiary” means an investor in or purchaser of (or bona fide prospective investor in or purchaser of) a PLN, including where such investor or purchaser invests in or purchases the PLN by way of PLN Transfer.

PLN Transfer means a transfer, assignment, novation, sale or other disposition (in all cases whether voluntary or involuntary, direct or indirect) of a PLN by a PLN Beneficiary to any other Person (whether in whole or in part).

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong Special Administrative Region of the PRC, Macau Special Administrative Region of the PRC and Taiwan.

“PRC Accounting Standards” means the China Accounting Standards (CAS 2006) issued by the PRC Ministry of Finance on February 15, 2006, as supplemented by relevant rules and guidelines issued from time to time, and other applicable PRC accounting regulations.

“Preferred Shares” means, collectively, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series A-3 Preferred Shares, the Series B Preferred Shares, the Series C Preferred shares and/or the Series D Preferred Shares.

“Public Official” means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

“Qualified IPO” means a firm commitment underwritten registered initial public offering by the Company of its Ordinary Shares (or securities of the Company representing the Ordinary Shares) on Hong Kong Stock Exchange, Nasdaq, New York Stock Exchange or other internationally recognized stock exchange, as approved by the Majority Preferred Holders, pursuant to a registration statement (or any analogous document, if applicable) that is filed with and declared effective in accordance with the securities laws of relevant jurisdiction, at a public offering price (prior to customary underwriters’ commissions and expenses) that values the Company at least US$6 billion on a fully diluted basis immediately prior to the completion of such offering, with gross proceeds to the Company in excess of US$1 billion, or otherwise approved by the Majority Preferred Holders.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Ordinary Shares owned or hereafter acquired by the Investors; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 13.4 (Assignments and Transfers; No Third Party Beneficiaries). For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Right of First Refusal & Co-Sale Agreement” means the Fifth Amended and Restated Right of First Refusal & Co-Sale Agreement entered into by and among the Company, Prime Hubs, Founder, the Series A-1 Investors, the Series A-2 Investors, the Series A-3 Investors, the Series B Investors, the Series C Investors and the Series D Investors on or prior to the Initial Closing, as amended and restated from time to time.

“RMB” means the lawful currency of the PRC.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Investors” means collectively, the Series A-1 Investors, the Series A-2 Investors, and the Series A-3 Investors.

“Series A-1 Preferred Shares” means the series A-1 preferred shares of the Company, par value US$0.00025 per share, with the rights and privileges as set forth in this Agreement, the Memorandum and Articles, and the Right of First Refusal & Co-Sale Agreement.

“Series A-2 Preferred Shares” means the series A-2 preferred shares of the Company, par value US$0.00025 per share, with the rights and privileges as set forth in this Agreement, the Memorandum and Articles, and the Right of First Refusal & Co-Sale Agreement.

“Series A-3 Preferred Shares” means the series A-3 preferred shares of the Company, par value US$0.00025 per share, with the rights and privileges as set forth in this Agreement, the Memorandum and Articles, and the Right of First Refusal & Co-Sale Agreement.

“Series A Preferred Shares” means collectively, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares and/or the Series A-3 Preferred Shares.

“Series B Preferred Shares” means the series B preferred shares of the Company, par value US$0.00025 per share, with the rights and privileges as set forth in this Agreement, the Memorandum and Articles, and the Right of First Refusal & Co-Sale Agreement.

“Series C Preferred Shares” means the series C preferred shares of the Company, par value US$0.00025 per share, with the rights and privileges as set forth in this Agreement, the Memorandum and Articles, and the Right of First Refusal & Co-Sale Agreement.

“Series D Preferred Shares” means the series D preferred shares of the Company, par value US$0.00025 per share, with the rights and privileges as set forth in this Agreement, the Memorandum and Articles, and the Right of First Refusal & Co-Sale Agreement.

“Series D Transaction Documents” has the meaning set forth in the Purchase Agreement.

“Shareholders” means the holders of the Ordinary Shares, the holders of the Series A Preferred Shares, the holders of the Series B Preferred Shares, the holders of the Series C Preferred Shares and the holders of the Series D Preferred Shares, and any Person who will hold any shares of the Company from time to time, and each a “Shareholder.”

“Shares” means the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and other outstanding shares in the capital of the Company.

“Stock Incentive Plans” means (i) the 2015 Stock Incentive Plan and the 2016 Stock Incentive Plan of the Company, which set forth the rules for the grant of stock options, restricted shares and other awards to the employees, directors and consultants of the Group Companies (both U.S. citizens or non-U.S. citizens), (ii) the 2015 Stock Incentive Plan U.S. CEO Subplan, which sets forth the rules for the grant of stock options, restricted shares and other awards to the chief executive officer of the US Company, and (iii) any other stock option plans or equity incentive plans as may be adopted by the Company in accordance with the Memorandum and Articles and this Agreement.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Tencent ” means, collectively, Image Frame, Mount Putuo, Morespark and any other Affiliate of Tencent, to the extent that it holds any Preferred Shares and/or Ordinary Shares.

“Tencent Consortium” means, collectively, Tencent and Hammer Capital.

“Trade Sale” means any the following events:

(1)

any consolidation, merger, amalgamation, or other business combination or corporate reorganization of the Company (and/or other Group Company(ies) collectively operating majority of the Business, collectively, the “Major Group Companies”) with or into any Person (collectively, the “Restructuring Event”), resulting in a change in ownership or control of the Company and/or the Major Group Companies in which the Shareholders holding securities with voting power in the Company and/or the Major Group Companies (as the case may be) immediately before such Restructuring Event own and control shares and securities representing less than fifty percent (50%) of the total combined voting power of the outstanding share capital of the surviving business entity immediately after such Restructuring Event, except that the Company’s ultimate shareholding structure immediately after such Restructuring Event is the same as that immediately before such Restructuring Event; or

(2)

a sale, transfer, exclusive license, lease or other disposition of all or substantially all of the assets (including Intellectual Property) of the Group Companies (or any series of related transactions resulting in such sale, transfer, exclusive license, lease or other disposition of all or substantially all of the assets of the Group Companies) except that such transferee, licensee or lessee’s ultimate shareholding structure immediately after such event is the same as that of the Company immediately before such event; or

(3)

a sale, transfer or other disposition of a majority of the issued and outstanding share capital or securities possessing more than fifty percent (50%) of the total combined voting power of the Company and/or of the Major Group Companies, except that such transferee’s ultimate shareholding structure immediately after such event is the same as that of the Company immediately before such event.

“U.S.” means the United States of America.

“United States Person” means United States person as defined in Section 7701(a)(30) of the Code.

“US GAAP” means U.S. generally accepted accounting principles.

“Warrantor” means Company, the HK Company, XPT, XPT Technology, XPT US, the US Company, the German Company, the UK Company, Shanghai Nextev, Shanghai Weilan, Jiangsu Weiran, XPT Nanjing Technology, XPT Nanjing Energy, Nanjing Weilong, NIO Technology, Nextev User, Shanghai Auto Distribution, Nextev Power, Hubei Investment, Shanghai Energy, Wuhan Energy, Beijing Libite, the Founder Vehicles and Prime Hubs, collectively, the “Warrantors.”

1.2	Other Defined Terms

The following terms shall have the meanings defined for such terms in the Sections set forth below:

Additional Number	Section 7.4 (ii)
Agreement	Preamble
Approved Sale	Section 11.1
Arbitration Notice	Section 13.6 (i)
Baidu Capital	Schedule I
Beijing Libite	Preamble
Bluestone	Schedule I
Bright Sky	Schedule I
ChinaEquity	Schedule I
Company	Preamble
Company Opportunity	Section 12.15 (iii)
Corporate Opportunity	Section 12.15 (iii)
Direct US Investor	Section 12.7 (iii)
Disclosing Party	Section 12.9 (iii)
Dispute	Section 13.6 (i)
Dissenting Member	Section 11.4
Energy	Schedule I
Exclusive Option Period	Section 7.6
Exempted Securities	Section 7.3
Exempt Registrations	Section 3.4
First Participation Notice	Section 7.4 (i)
Founder	Preamble
Four Vote	Section 9.1(i)
German Company	Preamble
Golden Brick	Schedule I
Grandfield	Schedule I
Haixia	Schedule I
Haitong	Schedule I
Hammer Capital	Schedule I
HK Company	Preamble
HKIAC	Section 13.6 (ii)
HKIAC Rules	Section 13.6 (ii)
Hillhouse	Schedule I
Honor Best	Schedule I
Hubei Investment	Preamble
IDG	Schedule I
Jiangsu Weiran	Preamble
Image Frame	Schedule I

Indirect US Investor	Section 12.7 (iii)
Investor/ Investors	Preamble
Investor Directors	Section 9.1(i)
Investment Affiliates	Section 12.15
Joy Capital	Schedule I
Lenovo	Schedule I
Long Winner	Schedule I
Magic Stone	Schedule I
mobike Global	Schedule I
Mount Putuo	Schedule I
Morespark	Schedule I
Nanjing Weilong	Preamble
New Financing	Section 7.6
New Financing Notice	Section 7.6
New Margin Capital	Schedule I
New Securities	Section 7.3
Nextev User	Preamble
Nextev Power	Preamble
NIO Technology	Preamble
Ordinary Director	Section 9.1(i)
Orient Hontai	Schedule I
Offer Price	Section 11.1
Originalwish	Schedule I
Oversubscription Participants	Section 7.4 (ii)
Padmasree	Schedule I
Party/ Parties	Preamble
Palace	Schedule I
PFIC Annual Information Statement	Section 12.7(iii)
PFIC Shareholder	Section 12.7 (iii)
Preemptive Notice	Section 7.4 (i)
Preemptive Right	Section 7.1
Preemptive Rights Holder	Section 7.1
Prior Shareholders Agreement	Recitals
Pro Rata Share	Section 7.2
Proposed Cooperation	Section 12.16
Prime Hubs	Preamble
Purchase Agreement	Recitals
Remaining Members	Section 11.2
Second Participation Notice	Section 7.4 (ii)
Second Participation Period	Section 7.4 (ii)
Sequoia	Schedule I
SCC	Schedule I
Series A-1 Investor / Series A-1 Investors	Preamble
Series A-2 Investor / Series A-2 Investors	Preamble
Series A-3 Investor / Series A-3 Investors	Preamble
Series B Investor / Series B Investors	Preamble
Series C Investor / Series C Investors	Preamble
Series D Investor / Series D Investors	Preamble
Smart Group	Schedule I

Shanghai Auto Distribution	Preamble
Shanghai Energy	Preamble
Shanghai Nextev	Preamble
Shanghai Weilan	Preamble
Shunwei	Schedule I
Special Cooperation Right	Section 12.16
Subsidiary Board	Section 9.1 (ii)
Temasek	Schedule I
Tencent Director	Section 9.1 (i)
Tencent Shareholding Threshold	Section 9.1 (i)
Total Prestige	Schedule I
TPG	Schedule I
Violation	Section 5.1 (i)
UBS	Section 13.1(i)(1)
UK Company	Preamble
US Company	Preamble
West City	Schedule I
WP	Schedule I
Wuhan Energy	Preamble
XPT	Preamble
XPT Nanjing Energy	Preamble
XPT Nanjing Technology	Preamble
XPT Technology	Preamble
Zhide	Schedule I

1.3	Interpretation

For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the US GAAP, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Series D Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “, but not limited to,” (x) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the expression “Investor” and “Investors” shall, unless the context prohibits, include its respective successors, permitted transferees and assigns and any Persons deriving title under it, (xiii) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles, (xiv) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xv) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, and (xvi) all references to dollars or to “US$” are to currency of the U.S. and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

2.	DEMAND REGISTRATION

2.1	Registration Other Than on Form F-3 or Form S-3

Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) July 21, 2021, or (ii) expiry of one hundred eighty (180) days following the effective date of a registration statement for an IPO, Holders holding ten percent (10%) or more of the voting power of the then outstanding Registrable Securities held by all Holders are entitled to request in writing that the Company effect a Registration for any or all of Initiating Holder’s Registrable Securities. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall not be obligated to effect more than two (2) Registrations pursuant to this Section 2.1(Registration Other Than on Form F-3 or Form S-3) hereof that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 (Registration Other Than on Form F-3 or Form S-3) hereof is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 hereof.

2.2	Registration on Form F-3 or Form S-3

The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder is entitled to request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, unlimited number of Registration Statements on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), so long as such registration offerings are in excess of US$5,000,000, including without limitation any registration statements filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction.

2.3	Right of Deferral

(i)	The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1)

during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company other than an Exempt Registration; provided that the Holders are entitled to join such Registration in accordance with Section 3 (Piggyback Registrations);

(2)

in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(3)

with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F-3 is not available for such offering by the Holders.

(ii)

If, after receiving a request from Holders pursuant to Section 2.1(Registration Other Than on Form F-3 or Form S-3) or Section 2.2 (Registration on Form F-3 or Form S-3) hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided that the Company may not utilize this right (x) for a Registration under Section 2.1 (Registration Other Than on Form F-3 or Form S-3) for more than ninety (90) days and (y) for a Registration under Section 2.2 (Registration on Form F-3 or Form S-3) for more than sixty (60) days, on any one occasion or more than once during any twelve (12) month period; provided further that the Company may not Register any other of its Equity Securities during such period (except for Exempt Registrations).

2.4	Underwritten Offerings

If, in connection with a request to Register Registrable Securities under Section 2.1 (Registration Other Than on Form F-3 or Form S-3) or Section 2.2 (Registration on Form F-3 or Form S-3), the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 (Registration Other Than on Form F-3 or Form S-3) and Section 2.2 (Registration on Form F-3 or Form S-3). In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 (Registration Other Than on Form F-3 or Form S-3) or Section 2.2 (Registration on Form F-3 or Form S-3), the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering, provided that the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.	PIGGYBACK REGISTRATIONS

3.1	Registration of the Company’s Securities

Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2	Right to Terminate Registration

The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3	Underwriting Requirements

(i)

In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 (Piggyback Registrations) unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting, provided that the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(ii)

If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4	Exempt Registrations

The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a share incentive plan of the Company, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable) (collectively, “Exempt Registrations”).

4.	REGISTRATION PROCEDURES

4.1	Registration Procedures and Obligations

Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)

Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(ii)

Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)

Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)

Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)

Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii)

Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the registration statement covering such Registrable Securities, and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii)

Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix)

Not, without the written consent of the holders of at least two thirds of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Securities Act;

(x)

Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi)

Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

(xii)

Permit any Holder which, in such Holder’s sole and exclusive judgment, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) of the Company, to participate in the preparation of the Registration Statement, and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included.

4.2	Information from Holder

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 (Demand Registration) and Section 3 (Piggyback Registrations) hereof with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3	Expenses of Registration

All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and fees and disbursement of counsels for the selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 (Registration Other Than on Form F-3 or Form S-3) or Section 2.2 (Registration on Form F-3 or Form S-3) of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding a majority of the voting power of the Registrable Securities requested to be Registered by all Holder in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least two thirds ( 2⁄3) of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1 (Registration Other Than on Form F-3 or Form S-3) (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

5.	REGISTRATION-RELATED INDEMNIFICATION.

5.1	Company Indemnity

(i)

To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement (unless Holder is actually aware of and consent to the making of such untrue statement or alleged untrue statement), on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

5.2	Holder Indemnity

(i)

To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2 (Holder Indemnity), for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (Holder Indemnity) (when combined with any amounts paid by such Holder pursuant to Section 5.4 (Contribution)) shall exceed the net proceeds actually received by such Holder from the offering of securities made in connection with that Registration.

(ii)

The indemnity contained in this Section 5.2 (Holder Indemnity) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

(iii)	The indemnity contained in this Section 5.2 (Holder Indemnity) shall be in addition to any liability the selling Holder may otherwise have.

5.3	Notice of Indemnification Claim

Promptly after receipt by an indemnified party under Section 5.1 (Company Indemnity) or Section 5.2 (Holder Indemnity) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 (Company Indemnity) or Section 5.2 (Holder Indemnity), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4	Contribution

If any indemnification provided for in Section 5.1(Company Indemnity) or Section 5.2 (Holder Indemnity) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2 (Holder Indemnity)) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5	Underwriting Agreement

To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6	Survival

The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.	ADDITIONAL REGISTRATION-RELATED UNDERTAKINGS

6.1	Reports under the Exchange Act

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)

make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following 90 days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)	file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii)

at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2	Limitations on Subsequent Registration Rights

From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least at seventy-five percent (75%) of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Ordinary Share basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 5.2 (Demand Registration) or Section 5.3 (Piggyback Registrations), (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 5.2 (Demand Registration) or Section 5.3 (Piggyback Registrations) hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3	“Market Stand-Off” Agreement

Each holder of Registrable Securities agrees, if so required by the managing underwriter(s) and to the extent necessary for a successful IPO, that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned at the time of the Qualified IPO (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided that (w) the forgoing provisions of this Section 6.3 shall be subject to any exceptions that any Holder and the applicable underwriter may agree on, (x) the foregoing provisions of this Section 6.3 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and to the extent permitted by the applicable Laws and the general requirements of the managing underwriter(s), shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) must be bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section 6.3, (y) to the extent permitted by the applicable Laws and the general requirements of the managing underwriter(s), this Section 6.3 shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 6.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

6.4	IPO Participation Right

Subject to applicable law and regulations, each Investor shall have the right to purchase or direct any of its Affiliates to purchase, at its option, at the final price per share (net of underwriting discounts and commissions) set forth in the Company’s final prospectus with respect to an IPO, up to the number of the Ordinary Shares of the Company offered in the IPO that enables the Investor to maintain, in the aggregate, its percentage ownership interest in the Company immediately prior to the consummation of the IPO (calculated on a fully diluted and as converted basis).

6.5	IPO Sale Right

If any Equity Securities of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) for the account of any shareholder of the Company, each Investor shall have the right to include a pro rata number of shares in the offering on terms and conditions no less favourable to such Investor than to any other selling shareholder(s), provided that the aggregate number of the Equity Securities of the Company to be offered by all the selling shareholders in an underwritten public offering shall not exceed 20% of the total number of the Equity Securities of the Company available for public subscription or placing under such underwritten public offering.

6.6	Termination of Registration Rights

The registration rights set forth in Section 2 (Demand Registration) or Section 3 (Piggyback Registrations) of this Agreement shall terminate on the earlier of (i) the date that is ten (10) years from the date of closing of a Qualified IPO (ii) with respect to any Holder, the date on which such Holder may sell without registration, all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.7	Exercise of Ordinary Share Equivalents

Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.8	Intent

The terms of Section 2 through 6 are drafted primarily in contemplation of an offering of securities in the U.S. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the U.S. where registration rights have significance or that the Company might effect an offering in the U.S. in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(i)

it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the U.S. but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii)

it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Majority Preferred Holders (voting together as one class on an as-converted basis) to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the U.S. as if the Company had listed Ordinary Shares in lieu of such derivative securities.

6.9	Assignment of Registration Rights

The registration rights of a Holder under Section 2 to 6 hereof may be assigned to any person acquiring Registrable Securities; provided that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.9.

7.	PREEMPTIVE RIGHT

7.1	General

The Company hereby grants to each holder of Preferred Shares (the “Preemptive Rights Holder”) the right of first refusal to purchase such Preemptive Rights Holder’s Pro Rata Share (as defined below) (and any oversubscription, as provided below), of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”).

7.2	Pro Rata Share

A Preemptive Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of Ordinary Shares (including Preferred Shares on an as-converted basis and any Ordinary Shares issued to or acquired by such Preemptive Rights Holder) held by such Preemptive Rights Holder, to (b) the total number of Ordinary Shares (including Preferred Shares on an as-converted basis and any Ordinary Shares issued to or acquired by all Preemptive Rights Holders) then held by all Preemptive Rights Holders immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

7.3	New Securities

For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for the following Equity Securities (the “Exempted Securities”):

(i)

Ordinary Shares (and/or options or warrants therefore) (including any of such Shares which are repurchased) issued to officers, directors, employees and consultants of the Group Companies pursuant to the Stock Incentive Plans approved in accordance with the Memorandum and Articles and this Agreement;

(ii)	any Equity Securities issued pursuant to the Purchase Agreement and any Ordinary Shares issued upon the conversion of the Preferred Shares authorized under the Memorandum and Articles;

(iii)	any Equity Securities issued upon the exercise of any option of the Company issued prior to the Initial Closing;

(iv)

any Equity Securities issued pursuant to the transactions with strategic partners as approved by the Majority Preferred Holders and/or the Board in accordance with this Agreement and the Memorandum and Articles, and if such strategic partner is any of the Preferred Holders or any of their respective Affiliates, such Preferred Holder and the director(s) appointed by such Preferred Holder, as applicable, shall abstain from all voting in the general meetings, Board meetings or resolutions in relation to the transactions described under this Section 7.3(iv);

(v)

any Equity Securities issued pursuant to transactions with financial institutions or lessors in connection with loans, credit arrangements, equipment financings or similar transactions, provided that such transactions have been approved by the Majority Preferred Holders and/or the Board (if applicable) in accordance with this Agreement and the Memorandum and Articles, and if such financial institution or lessor is any of the Preferred Holders or any of their respective Affiliates, such Preferred Holder and the director(s) appointed by such Preferred Holder, as applicable, shall abstain from all voting in the general meetings, Board meetings or resolutions in relation to the transactions described under this Section 7.3(v);

(vi)

any Equity Securities issued in connection with any share split, share dividend, reclassification or other similar events in which all Preemptive Rights Holders are entitled to participate on a pro rata basis;

(vii)

any Equity Securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or a series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, provided such acquisition has been approved by the Majority Preferred Holders and the Board in accordance with this Agreement and the Memorandum and Articles, and if such other corporation or entity is any of the Shareholders or its respective Affiliates, such Shareholder and the director(s) appointed by such Shareholder shall abstain from all voting in the general meetings, Board meetings or resolutions in relation to the issuance under this Section 7.3 (vii); and

(viii)	any Equity Securities issued pursuant to a Qualified IPO.

7.4	Procedures

(i)	First Participation Notice

Subject to the terms and provisions of Section 7.6 (Next Round Financing) hereof, in the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Preemptive Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Preemptive Rights Holder shall have thirty (30) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to such Preemptive Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice (the “Preemptive Notice”) to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Preemptive Rights Holder’s Pro Rata Share). If any Preemptive Rights Holder fails to so respond in writing within such thirty (30) Business Day period to purchase all or any part of such Preemptive Rights Holder’s Pro Rata Share of an offering of New Securities, then such Preemptive Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(ii)	Second Participation Notice; Oversubscription

If any Preemptive Rights Holder fails or declines to exercise any portion of its Preemptive Rights in accordance with subsection (i) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Preemptive Rights Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (i) above. Each Oversubscription Participant shall have ten (10) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within five (5) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis and any Ordinary Shares issued to or acquired by such Oversubscription Participant) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis and any Ordinary Shares issued to or acquired by all Oversubscription Participants) held by all the Oversubscription Participants.

7.5	Failure to Exercise

Upon the expiration of the Second Participation Period, or in the event no Preemptive Rights Holder exercises the Preemptive Rights within thirty (30) Business Days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) days period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Preemptive Rights Holders pursuant to this Section 7.

7.6	Next Round Financing

Without prejudice to any other terms and provisions of this Section 7, in the event that the Company proposes to solicit or initiate for sale of any New Securities of the Company for the purpose of next round of financing (the “New Financing”) to any Person after the date of this Agreement, the Company shall give each Investor the written notice of its intention to undertake the New Financing (the “New Financing Notice”). Upon receiving the New Financing Notice, the Investors and the Company shall discuss and determine all factors of such New Financing, including but not limited to the types of financing, the amount of investment, the price and other general terms. The Investors shall have an exclusive option for a period of four (4) weeks following receipt of the New Financing Notice (the “Exclusive Option Period”) to elect to purchase, or appoint their Affiliate(s) to purchase, collectively up to all of the New Securities offered for sale in the New Financing. In case and to the extent the Investors do not collectively exercise their exclusive option hereunder within the Exclusive Option Period to purchase up to all of the New Securities, the Company may proceed to solicit, initiate or participate in any discussion or negotiation with any third parties for the sale of the remaining New Securities offered for sale in the New Financing, provided that each Investor shall be entitled to exercise its rights under the Section 7.1 to 7.5 hereunder, anti-dilution adjustment and other rights and privileges under this Agreement and the Memorandum and Articles exercisable in connection with the New Financing.

8.	INFORMATION AND INSPECTION RIGHTS

8.1  Delivery of Financial Statements

Each Warrantor shall, and shall cause each Group Company to, deliver to each holder of Preferred Shares, the following documents or reports:

(i)

within ninety (90) days after the end of each fiscal year, a consolidated financial statements of the Group Companies for such fiscal year, prepared in accordance with the US GAAP, audited and certified by an internationally reputable firm of independent certified public accountants;

(ii)	within forty-five (45) days after the end of each quarter, a consolidated unaudited financial statements of the Group Companies for such quarter, prepared in accordance with the US GAAP;

(iii)	within thirty (30) days after the end of each month, a consolidated unaudited financial statements of the Group Companies for such month, prepared in accordance with the US GAAP;

(iv)

at least sixty (60) days before the beginning of each fiscal year, an annual business plan and an annual budget of the Group Companies approved by the Board, setting forth including without limitation, the projected balance sheets, income statements and statements of cash flows for each quarter during such fiscal year of each Group Company;

(v)	copies of any documents and materials of the Group Companies submitted to any Shareholder by the Company whenever required by any holder of Preferred Shares; and

(vi)	as soon as practicable, any other information of the Group Companies reasonably requested by any such holder of Preferred Shares.

In the event that any Investor shall have any questions about the aforementioned financial information it received, such Investor shall be entitled to inspect the original financing documents, the financial system and operations of any Group Company.

8.2	Inspection Rights

Each Group Company covenants and agrees that each holder of Preferred Shares shall have the right to inspect the operation, facilities, properties, documents, records and books (including but not limited to the books of accounts) of each Group Company at any time during regular working hours with prior notice, the right to discuss the business, operation and conditions of a Group Company with any Group Company’s directors, officers, employees, independent accounts, legal counsels, advisers and investment bankers. The Warrantors shall procure the Group Companies to permit and facilitate the inspection right of each holder of Preferred Shares hereunder.

9.	CORPORATE GOVERNANCE

9.1	Board of Directors

(i)

The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of not more than eleven (11) authorized Directors, with the composition of the Board determined as follows: (a) each of Hillhouse NEV Holdings Limited, Shunwei, and Energy (for as long as such Person continues to hold at least 50% of its Benchmark Shares) shall be entitled to appoint, remove and re-appoint at any time or from time to time and without the need for any consent or resolution of any other Shareholder, one (1) Director on the Board; (b) the Founder Vehicles (for as long as they continue to hold any Series A Preferred Shares) shall be entitled to appoint, remove and re-appoint at any time or from time to time and without the need for any consent or resolution of any other Shareholder, three (3) Directors on the Board; (c) Temasek (for as long as it continues to hold at least 50% of its Benchmark Shares) shall be entitled to appoint, remove and re-appoint at any time or from time to time and without the need for any consent or resolution of any other Shareholder, one (1) Director on the Board; (d) Baidu Capital (for as long as it continues to hold at least 50% of its Benchmark Shares) shall be entitled to appoint, remove and re-appoint at any time or from time to time and without the need for any consent or resolution of any other Shareholder, one (1) Director on the Board; (e) Tencent (for so long as it continues to hold at least no less than 46,000,000 Preferred Shares (as converted or reclassified from time to time), which number shall be adjusted for any stock split, stock dividend, combination or other recapitalization or reclassification effected after the Initial Closing Date (the “Tencent Shareholding Threshold”)) shall be entitled to appoint, remove and re-appoint at any time or from time to time and without the need for any consent or resolution of any other Shareholder, two (2) Directors on the Board (each a “Tencent Director”) and, for the avoidance of doubt, for so long as Tencent holds any Preferred Shares (as converted or reclassified from time to time), Tencent shall be entitled to appoint, remove and re-appoint at any time or from time to time and without the need for any consent or resolution of any other Shareholder, one (1) Tencent Director on the Board (the Directors referred to in (a), (b), (c), (d) and (e) above, each an “Investor Director,” and collectively, the “Investor Directors”), and (f) Prime Hubs (for as long as it continues to hold any shares) shall be entitled to appoint, remove and re-appoint at any time or from time to time and without the need for any consent or resolution of any other Shareholder, one (1) Director (the “Ordinary Director”) on the Board. Smart Group (for as long as it continues to hold any Series A Preferred Shares in the Company) shall have the right to appoint, remove and re-appoint at any time or from time to time and without the need for any consent or resolution of any other Shareholder, one (1) observer to the Board. Sequoia (for as long as it continues to hold any Series A Preferred Shares in the Company) shall have the right to appoint, remove and re-appoint at any time or from time to time and without the need for any consent or resolution of any other Shareholder, one (1) observer to the Board. Bluestone (for as long as it continues to hold any Series B Preferred Shares) shall have the right to appoint, remove and re-appoint at any time or from time to time and without the need for any consent or resolution of any other Shareholder, one (1) observer to the Board. IDG (for as long as it continues to hold any Series C Preferred Shares) shall have the right to appoint, remove and re-appoint at any time or from time to time and without the need for any consent or resolution of any other Shareholder, one (1) observer to the Board. WP (for as long as it continues to hold any Series C Preferred Shares) shall have the right to appoint, remove and re-appoint at any time or from time to time and without the need for any consent or resolution of any other Shareholder, one (1) observer to the Board. Each observer on the Board shall have the right to attend any Board meetings of the Company only on a non-voting capacity.

Subject to the Series D Transaction Documents, the Investor Directors appointed by the Founder Vehicles shall collectively have four (4) votes on any matter submitted for approval of the Board (“Four Votes”), and among the Four Votes, Padmasree (as long as she holds any Series A-3 Preferred Shares and remains an Investor Director) (or any other Director appointed by the Founder Vehicles to replace Padmasree, in case Padmasree ceases to be an Investor Director) shall have one vote, and the Founder (as long as he remains an Investor Director) shall have the remaining of the Four Votes, provided that if the Investor Directors appointed by the Founder Vehicles shall only have one vote, the Founder shall have such one vote. Each of the other Directors of the Company shall have one (1) vote on any matter submitted for approval of the Board. The composition and voting arrangements of the board of directors of each of the Material Group Subsidiaries shall mirror the composition and the voting arrangements of the Board of the Company in accordance with Sections 5.6 and 8.17 of the Purchase Agreement.

This Section 9.1(i) shall terminate immediately prior to the closing of an IPO of the Company. Immediately upon the IPO, the Board composition shall comply with the requirements of the applicable stock exchange, provided that the Founder Vehicles (acting as one Party) and Tencent (or their respective Affiliates) shall each be entitled to appoint at least one (1) director to the Board, and the management of the Company shall have an additional representative to serve on the Board.

(ii)

When and if requested by an Investor and subject to consent by the holders of at least 50% of the voting power of the then outstanding Preferred Shares (voting together as a single class and calculated on as-converted basis), the board of directors of each or any of the other Group Companies (the “Subsidiary Board” and collectively, the “Subsidiary Boards”) shall, and the Ordinary Holders and the Company agree to cause each or any such Subsidiary Board to, be re-constructed so as to include the same number of director(s) that such Investor is entitled to appoint to the Company as provided in Section 9.1 (i) above, with the same voting arrangements as those of the Company’s Board. For the avoidance of doubt, in the event that one (1) director cannot have more than one (1) vote under the Laws of any jurisdiction, the Founder Vehicles shall have the right to appoint a total of four (4) directors (as long as the Investor Directors appointed by the Founder Vehicles are collectively entitled to Four Votes in the Board) to the board of the directors of the Group Companies established in such jurisdiction. Notwithstanding the foregoing, any Investor which has right to appoint one (1) observer to the Board shall have the right to appoint, remove and re-appoint, at any time or from time to time and without the need for any consent or resolution of any other Shareholder, one (1) observer to each or any Subsidiary Board, who shall have the right to attend any meetings of such Subsidiary Board on a non-voting capacity.

9.2	Director Voting Agreements

(i)

With respect to each election of Directors of the Board, each holder of voting securities of the Company shall vote at each meeting of Shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (x) to keep the authorized size of the Board at eleven (11) Directors, (y) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals appointed pursuant to Section 9.1 (Board of Directors), and (z) against any nominees not appointed pursuant to Section 9.1 (Board of Directors).

(ii)

Any Director appointed pursuant to Section 9.1 (Board of Directors) may be removed from the Board only upon the vote or written consent of the Person or group of Persons entitled to appoint such Director pursuant to Section 9.1 (Board of Directors), and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons entitled to appoint any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company (and given written consents in lieu thereof) in support of the foregoing.

(iii)

The Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the election or appointment to each Subsidiary Board of the Investor Directors pursuant to Section 9.1 (Board of Directors). Upon a removal or replacement of the Investor Directors from the Board in accordance with Section 9.2 (ii) above, the Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the removal of such director from each Subsidiary Board.

9.3	Quorum

The Board shall hold no less than one (1) board meeting during each fiscal quarter. A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) at least six (6) Directors of the Company then in office and the Parties shall cause the foregoing number of Directors to be the quorum requirements for meetings of the Board. The notice of the Board meeting shall be duly delivered to all Directors and observers seven (7) days prior to the scheduled meeting in accordance with the notice procedures under the Charter Documents of the Company. Notwithstanding the foregoing, if the aforementioned notice of the Board meeting has been duly delivered, and the number of Directors required to be present under this Section 9.3 for such meeting to proceed is not present within one hour from the time appointed for the meeting because of the absence of any Director, the Directors present at the meeting shall adjourn the meeting to the third following Business Day at the same time and place (or to such other time or such other place as the Directors may determine) with notice delivered to all Directors one day prior to the adjourned meeting in accordance with the notice procedures under the Charter Documents of the Company and, if at the adjourned meeting, the number of Directors required to be present under this Section 9.3 for such meeting to proceed is not present within one hour from the time appointed for the meeting because of the absence of any Director, then the presence of such number of Director(s), shall not be required at such adjourned meeting in order for the meeting to be quorate.

9.4	Expenses

The Company will promptly pay or reimburse each non-employee Board member and each non-employee Subsidiary Board member and each observer for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings and otherwise performing their duties as directors and committee members.

9.5	Alternates

Subject to applicable Law, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom he is serving as an alternate.

9.6	Director Indemnification and Insurance

To the maximum extent permitted by the Laws of the Cayman Islands, the Company shall indemnify and hold harmless the Investor Directors and shall comply with the terms of the Director Indemnification Agreements, and at the request of the Investor Directors who are not a party to the Director Indemnification Agreement, shall enter into a director indemnification agreement with the Investor Directors in similar form to the Director Indemnification Agreement. From and after the Initial Closing, the Company shall purchase and at all times thereafter, maintain customary directors’ and officers’ liability insurance for the Investor Directors, provided however that such directors’ and officers’ liability insurance shall be in form and substance satisfactory to the Investor Directors.

10.	PROTECTIVE PROVISIONS.

10.1	Acts of the Group Companies Requiring Approval of the Majority Preferred Holders

Notwithstanding anything in this Agreement or in the Charter Documents of any Group Company, the Warrantors shall ensure that no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following acts, and no Party shall permit any Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following acts, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in advance in writing by the Majority Preferred Holders, which shall include the approvals by Tencent for so long as the number of the Preferred Shares (as converted or reclassified from time to time) held by Tencent does not fall below the Tencent Shareholding Threshold and by the Founder Vehicles, provided that, where the applicable Law requires a special resolution to approve any of the acts specified below, in computing the majority when a poll is demanded for the purposes of passing such a special resolution at a meeting of Shareholders, the Majority Preferred Holders, which shall include the approvals by Tencent for so long as the number of the Preferred Shares (as converted or reclassified from time to time) held by Tencent does not fall below the Tencent Shareholding Threshold and by the Founder Vehicles, shall have the voting rights equal to all Shareholders who voted in favor of the special resolution plus one:

(i)

any amendment or change of the rights, preferences, privileges, or powers of or concerning, or the limitations or restrictions provided for the benefit of, any Preferred Shares, or any amendment of the Charter Documents of the Company or any Material Group Subsidiary;

(ii)

any action that authorizes, creates or issues any Ordinary Shares or Preferred Shares after the Initial Closing (other than: (1) the issuance of Series D Preferred Shares pursuant to the Purchase Agreement, (2) the issuance of Ordinary Shares upon conversion of the Preferred Shares, and (3) the issuance of Ordinary Shares (or options or warrants therefor) pursuant to the Stock Incentive Plans); any action that authorizes, creates or issues any class or series of Equity Securities having rights, preferences, privileges, powers, or limitations or restrictions provided for the benefits of the holders thereof, superior to or on a parity with any Preferred Shares, or any Equity Securities convertible into, exchangeable for, or exercisable into any Equity Securities having rights, preferences, privileges, powers, or limitations or restrictions provided for the benefits of the holders thereof, superior to or on a parity with any series of Preferred Shares, and any action that reclassifies any outstanding shares into shares having rights, preferences, privileges, powers, or limitations or restrictions provided for the benefits of the holders thereof, senior to or on a parity with any series of Preferred Shares;

(iii)

any approval of the liquidation, winding up, bankruptcy, dissolution of any Group Company or the commitment to any of the foregoing; any filing by or against any Group Company for the appointment of a receiver, administrator or other form of external manager of any Group Company;

(iv)	any approval of the corporate reorganization, merger, consolidation, or split of any Group Company, any Trade Sale, or the commitment to any of the foregoing;

(v)

any acquisition of a majority of the shares, voting power, business or assets of any other corporation or entity, or any investment in any other corporation or entity in excess of US$30,000,000 (individually or in aggregate in a series of related transactions in any financial year);

(vi)

any repurchase or redemption or cancellation of any Equity Securities of any Group Company (other than pursuant to: (1) the Series D Transaction Documents, (2) any repurchase right of the Company under the Stock Incentive Plans approved in accordance with the Memorandum and Articles and this Agreement, (3) the Loan and Security Agreement, and (4) the offer letter dated November 23, 2015 for the engagement of Padmasree as chief development officer of the Company);

(vii)

any increase, decrease or alteration of the authorized or issued share capital or registered capital of any Group Company (other than (1) the increase of capital of any Group Company using the proceeds from the issuance and sale of the Series D Preferred Shares in accordance with Section 8.3 of the Purchase Agreement, and (2) the increase of capital of any Group Company by another Group Company which holds 100% equity in the first Group Company), or any transfer of the Equity Securities of any Group Company (other than (1) the transfer of Equity Securities of the Company which complies with the Right of First Refusal & Co-Sale Agreement or the Stock Incentive Plans, (2) the equity restructuring of Beijing Libite as described under the Purchase Agreement, and (3) the transfer or disposal of Padmasree’s shares pursuant to the Loan and Security Agreement);

(viii)

any change of the size, composition or voting arrangement of the board of directors of any Group Company and the manner in which the directors of each Group Company are appointed, except in compliance with Section 9.1(i) above;

(ix)

(1) establishment of any Subsidiary other than a Subsidiary that is wholly owned, directly or indirectly, by NIO Inc., or divestiture or sale of an interest in a Subsidiary; or (2) restatement or amendment to, or termination of, the Control Documents between Shanghai Nextev and NIO Technology, or (3) execution of, restatement or amendment to, or termination of, any control documents between Shanghai Nextev and Beijing Libite (or any other affiliate of the Company) which provide contractual control to Shanghai Nextev over Beijing Libite (or such affiliate of the Company) and allow Shanghai Nextev to consolidate the financial statements of Beijing Libite (or such affiliate of the Company) (except for (A) the equity restructuring and the execution of control documents with respect to Beijing Libite pursuant to Section 8.13 of the Purchase Agreement, and (B) any amendment and restatement to the control documents between Shanghai Nextev and Beijing Libite (or any other affiliate of the Company) or to the Control Documents between Shanghai Nextev and NIO Technology solely resulted from the capital increase or equity transfer of Beijing Libite or NIO Technology (or any other affiliate of the Company) (as the case may be) which has been approved in accordance with this Section 10.1);;

(x)

any sale, transfer, assignment, license, mortgage or other disposition of, or the incurrence of any Lien on, a majority portion of the assets, properties, Intellectual Property, goodwill, Business of any Group Company in excess of US$30,000,000 (individually or in aggregate in a series of related transactions in any financial year) (except for the transfer or license among Group Companies for management purpose or in the ordinary course of business);

(xi)

any transfer of Prime Hubs Shares (as defined in the Purchase Agreement) by any Prime Hubs Grantee (as defined in the Purchase Agreement) to a Person other than Prime Hubs or a Key Employee, officer, management personnel or director of the Group Companies (including the vehicle 100% owned or controlled by such Key Employee, officer or director); or

(xii)

any direct or indirect transfer by the Founder of any Equity Securities in any Group Company or any of the Founder Vehicles, except for (1) the transfer to the Persons described in Section 2.6(i) to (iii) of the Right of First Refusal & Co-Sale Agreement, and (2) the transfer of any Equity Securities of Beijing Libite for the purposes of individual foreign exchange registration of the Prime Hubs Grantees (or any amendments thereto), and (3) subject to Section 2.1(vi) in the Right of First Refusal & Co-Sale Agreement, up to a separate and additional 1,500,000 Series A-1 Preferred Shares beneficially held by the Founder (directly or indirectly through the Founder Vehicles), provided that the third party transferee shall have executed a Deed of Adherence in the form attached hereto as Exhibit A.

10.2

Notwithstanding anything in this Agreement or in the Charter Documents of any Group Company and without prejudicing the generality of the Section 10.1 above, the Warrantors shall ensure that no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following acts, and no Party shall permit any Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following acts, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in advance in writing by the Majority Preferred Holders, provided that, where the applicable Law requires a special resolution to approve any of the acts specified below, in computing the majority when a poll is demanded for the purposes of passing such a special resolution at a meeting of Shareholders, the Majority Preferred Holders shall have the voting rights equal to all Shareholders who voted in favour of the special resolution plus one

(i)	any declaration, setting aside and/or payment of any dividends or other distributions on any securities of any Group Company, or the adoption of or any change to the dividend policy;

(ii)

any initial public offering (including Qualified IPO) of any Group Company, including choice of the underwriters, the listing venue, timing, valuation and the security exchange for the initial public offering;

(iii)	approval of issuance of any indenture, bond or note of any Group Company; or

(iv)

the appointment of, or entering into agreements or arrangements with, a company other than a wholly owned PRC Subsidiary of the Company to serve as a distributor of any products manufactured by PRC Group Companies and/or any partner of the Group, including but not limited to Anhui Jianghuai Automobile Co., Ltd.

10.3	Notwithstanding anything in this Agreement, the following actions shall require the consent of the holders of at least seventy-five percent (75%) of the outstanding Series B Preferred Shares:

(i)	any change in any of the rights, preferences, privileges, or powers of, or restrictions provided for the benefit of, the Series B Preferred Shares;

(ii)

creating or authorizing the creation of or issue of any Ordinary Shares or any other security convertible into or exercisable for Ordinary Shares, or any security (or any other security convertible into or exercisable for such securities), having rights, preferences or privileges senior to or on parity with any Series B Preferred Shares, or without consideration or (in the case of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares) for a consideration per share less than the Series B Conversion Price immediately prior to such creation or issue (except for the issuance of Exempted Securities); or

(iii)

any change to the capital structure of any Group Company which has the effect of diluting or reducing the effective shareholding of the Series B Preferred Shareholders relative to the other classes of shares. For the avoidance of doubt, creation, authorization or issue of (x) any Exempted Securities or (y) any Equity Securities for an effective consideration per share more than the Series B Conversion Price immediately prior to such creation, authorization or issue shall not be considered having the effect of diluting or reducing the effective shareholding of the Series B Preferred Shareholders relative to the other classes of shares hereunder.

10.4	Notwithstanding anything in this Agreement, the following actions shall require the consent of the holders of at least seventy-five percent (75%) of the outstanding Series C Preferred Shares:

(i)	any change in any of the rights, preferences, privileges, or powers of, or restrictions provided for the benefit of, the Series C Preferred Shares;

(ii)

creating or authorizing the creation of or issue of any Ordinary Shares or any other security convertible into or exercisable for Ordinary Shares, or any security (or any other security convertible into or exercisable for such securities), having rights, preferences or privileges senior to or on parity with any Series C Preferred Shares, or without consideration or (in the case of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares) for a consideration per share less than the Series C Conversion Price immediately prior to such creation or issue (except for the issuance of Exempted Securities); or

(iii)

any change to the capital structure of any Group Company which has the effect of diluting or reducing the effective shareholding of the Series C Preferred Shareholders relative to the other classes of shares. For the avoidance of doubt, creation, authorization or issue of (x) any Exempted Securities or (y) any Equity Securities for an effective consideration per share more than the Series C Conversion Price immediately prior to such creation, authorization or issue shall not be considered having the effect of diluting or reducing the effective shareholding of the Series C Preferred Shareholders relative to the other classes of shares hereunder.

10.5	Notwithstanding anything in this Agreement, the following actions shall require the consent of the holders of at least seventy-five percent (75%) of the outstanding Series D Preferred Shares:

(i)	any change in any of the rights, preferences, privileges, or powers of, or restrictions provided for the benefit of, the Series D Preferred Shares;

(ii)

creating or authorizing the creation of or issue of any Ordinary Shares or any other security convertible into or exercisable for Ordinary Shares, or any security (or any other security convertible into or exercisable for such securities), having rights, preferences or privileges senior to or on parity with any Series D Preferred Shares, or without consideration or (in the case of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares) for a consideration per share less than the Series D Conversion Price immediately prior to such creation or issue (except for the issuance of Exempted Securities); or

(iii)

any change to the capital structure of any Group Company which has the effect of diluting or reducing the effective shareholding of the Series D relative to the other classes of shares. For the avoidance of doubt, creation, authorization or issue of (x) any Exempted Securities or (y) any Equity Securities for an effective consideration per share more than the Series D Conversion Price immediately prior to such creation, authorization or issue shall not be considered having the effect of diluting or reducing the effective shareholding of the Series D Preferred Shareholders relative to the other classes of shares hereunder.

10.6	Acts of the Group Companies Requiring Approval of Investor Directors

In addition to such other limitations as may be provided in this Agreement, the Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following acts, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in advance in writing by a majority of the votes of the directors of the Company, including the affirmative vote of (a) at least two Investor Directors appointed by the Series A-1 Investors and (b) at least four Investor Directors appointed by the Investors other than the Series A-1 Investors:

(i)

any related party transaction or a series of related party transactions involving any Group Company on one hand, and any Ordinary Holders, director, officer or employee of the Group Company on the other hand, for which the aggregate value exceeds US$3 million, except for the business cooperation with any of Tencent’s Affiliates (including but not limited to the business cooperation with any of Tencent’s Affiliates pursuant to Section 12.16 hereto);

(ii)

the extension by any Group Company of any loan to any third party in excess of US$3 million (individually or in the aggregate in a series of related loans in a fiscal year), or any guarantee for the indebtedness of any third party, except for the loans or the trade credit incurred in the ordinary course of business;

(iii)	the incurrence of any loan of any Group Company involving an amount in excess of US$5,000,000 from banks, financial institutions or any third party;

(iv)

the commencement or carrying out of any business activities by Beijing Libite or NIO Technology which will generate substantial revenues or cash flows; any material change to the business scope, or substance of the Business of any Group Company, the commencement or carrying out any new businesses of any Group Company other than the Business; or incurrence of any substantial expenses by Beijing Libite (except for the regular lease payment for its current leased office or regular office maintenance expenses) exceeding RMB1,000,000; any transfer of assets to NIO Technology or Beijing Libite;

(v)	approval or material amendment of the annual business plan or annual budget plan of any Group Company;

(vi)

approval or amendment of Stock Incentive Plans of any Group Company, or any other incentive arrangements which may result in any employee, officer, director or advisor of the Group Companies directly hold any Equity Securities in the Company or other Group Company;

(vii)	any material change in the accounting and financial policies of any Group Company unless such change is required by applicable Laws; or

(viii)	engagement or change of the auditor of the Company.

11.	DRAG-ALONG RIGHTS.

11.1	Approved Sale

At any time after March 18, 2021, in the event that the holders of the Preferred Share receives a written bona fide offer for a Trade Sale from an unrelated person, which, for the purpose of this Section 11, means any third party which is not an Affiliate of any Group Company, or an Affiliate of the Founder or Mr. QIN Lihong, or an Affiliate of the Founder Vehicles, or any trust or other estate in which the Founder or Mr. QIN Lihong has a substantial beneficial interest, in which the implied valuation of the Company immediately prior to such offered Trade Sale is not less than US$6,000,000,000 (the “Offer Price”), and if such offered Trade Sale is approved and agreed by the Majority Preferred Holders (as so approved and agreed, the “Approved Sale”), then upon the receipt of written notice from the Majority Preferred Holders and within thirty (30) days thereafter, the Company and each Shareholder of the Company shall vote for, consent to and raise no objection against, enter into any agreement in connection with, participate in, and if applicable, shall cause all other Shareholders of the Company to promptly consent to, enter into any agreement in connection with, and participate in, such Trade Sale.

11.2

In the event that there are any Shareholders that do not participate in the Approved Sale within the period as provided in Section 11.1, the Company shall promptly notify such Shareholder of the Company (the “Remaining Members”) in writing of the Approved Sale and the material terms and conditions of such Approved Sale, whereupon each Remaining Member shall, in accordance with instructions received from the Company and as pre-approved by the Majority Preferred Holders, vote all of its voting securities of the Company in favor of, otherwise consent in writing to, and/or otherwise sell or transfer all of its Shares in such Approved Sale (including without limitation tendering original share certificates for transfer, signing and delivering share transfer certificates, share sale or exchange agreements, and certificates of indemnity relating to any Shares in the capital of the Company in the event that such Remaining Member has lost or misplaced the relevant share certificate) on the same terms and conditions as were agreed by the Majority Preferred Holders; provided, however, that such terms and conditions, including with respect to price paid or received per share, may differ as among the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and different series of preferred shares, in order to reflect the liquidation preferences and participation rights of the preferred shares set forth in the Memorandum and Articles (it being understood that proceeds of the Approved Sale shall be distributed among the Shareholders in accordance with Article 8(b) of the Memorandum and Articles). In furtherance of the foregoing, the Company is expressly hereby authorized by each Remaining Member to take any and all of the following actions on such Remaining Member’s behalf (without receipt of any further consent by such Remaining Member): (i) vote all of the voting securities of such Remaining Member in favor of any such Approved Sale; (ii) otherwise consent on such Remaining Member’s behalf to such Approved Sale; (iii) sell all of such Remaining Member’s shares in such Approved Sale, in accordance with the terms and conditions of this Section 11.2; and (iv) act as such Remaining Member’s attorney-in-fact in relation to any such Approved Sale and have the full authority to sign and deliver, on behalf of such Remaining Member, share transfer certificates, share sale or exchange agreements and certificates of indemnity relating to any shares in the capital of the Company in the event that such Remaining Member has lost or misplaced the relevant share certificate.

11.3	In furtherance of the foregoing, in the event an Approved Sale is to be brought to a vote at a general meeting, each Shareholder of the Company entitled to vote at such meeting agrees:

(i)

to be present, in person or by proxy, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings and the presence of the number of votes necessary for the effectiveness of any shareholder resolutions;

(ii)

to vote (in person, by proxy or by action by written consent, as applicable) all shares of the Company as to which it has record or beneficial ownership in favor of such Approved Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Approved Sale;

(iii)	to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Laws at any time with respect to such Approved Sale; and

(iv)	to execute and deliver all related documentation and take such other action in support of the Approved Sale as shall reasonably be requested by the Majority Preferred Holders.

11.4	Put Option

Without prejudice to the other provisions hereof, if any Shareholder of the Company (the “Dissenting Member”) refuses to vote in favor of the Approved Sale or participate in the Approved Sale in accordance with Section 11.1 (Approved Sale) through Section 11.3 (Drag-along Provisions to Control), then, so long as the Majority Preferred Holders give their written consent, each holder of the Preferred Shares voting in favor of the Approved Sale shall have the right to require the Dissenting Member to purchase in cash up to all of the Preferred Shares held by such holder at a price per Preferred Shares equal to the amount that a holder of a Preferred Shares would have received in respect of a Preferred Shares had the Company been sold for cash in the Approved Sale. The Dissenting Member shall also reimburse such holder of Preferred Shares for any and all reasonable fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of rights of such holder of a Preferred Shares under this Section 11.4. Within fifteen (15) days after a holder of Preferred Shares delivers a notice to the Dissenting Member exercising the option created hereby, such holder of Preferred Shares shall deliver to the Dissenting Member the certificate or certificates representing Preferred Shares to be sold under this Section 11.4 by such holder of Preferred Shares properly endorsed for transfer, if certificated, and the Dissenting Member shall pay immediately the aggregate purchase price therefor and the amount of reimbursable fees and expenses, in each case, as provided for under this Section 11.4, in cash or by other means acceptable to such holder of Preferred Shares.

11.5	Drag-along Provisions to Control

For the avoidance of doubt, if and to the extent that there are inconsistencies between this Section 11 and any other provisions of this Agreement or the Right of First Refusal & Co-Sale Agreement, the terms of this Section 11 (Drag-Along Rights) shall prevail and control.

12.	ADDITIONAL COVENANTS.

12.1	Control of Subsidiaries

The Company shall institute and keep in place such arrangements such that the Company (i) will at all times control the operations of and maintain relevant beneficial interests in each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the US GAAP.

12.2	Compliance with Laws

Each Warrantor shall cause the Group Companies to, conduct the Business in compliance in all material respects with all applicable Laws, and obtain, make and maintain in effect, all Consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company in accordance with applicable Laws. Without limiting the generality of the foregoing, none of the Warrantors shall, and the Warrantors shall cause each Group Company not to, and the Parties shall ensure that its and their respective Subsidiaries and its respective officers, directors, and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Public Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a United States Person), or any other applicable similar anti-corruption, recordkeeping and internal controls Laws, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in its books and records of Group Company.

12.3	Insurance

If requested by the Majority Preferred Holders, the Company shall promptly purchase and maintain, and shall cause its Subsidiaries to promptly purchase and maintain, in effect, insurance policies with respect to the Group Company’s properties, employees, products, operations, liabilities, and/or business, each in the amounts not less than that are customarily obtained by companies engaging in research and development, design, manufacture, promotion and distribution of new energy automobiles (electric cars) in the PRC.

12.4	Future Holders of Shares

Except with the written consent of the Majority Preferred Holders, the Company covenants that it will cause all future holders of at least 1% of the Company’s Shares, and all future holders of other Equity Securities convertible, exchangeable or exercisable into at least 1% of the Company’s Shares upon such conversion, exchange or exercise, to join this Agreement and the Right of First Refusal & Co-Sale Agreement as a “Party,” a “Shareholder” and, where applicable, as an “Ordinary Holder,” or an “Investor” and a “Preferred Holder,” either (i) by executing a Deed of Adherence in the form attached hereto as Exhibit A, without any amendment to this Agreement or the Right of First Refusal & Co-Sale Agreement, or (ii) by entering into an amended and restated Agreement in accordance with Section 13.12 and an amended and restated Right of First Refusal & Co-Sale Agreement in accordance with Section 4.10 thereof, as applicable, and each Shareholder shall cooperate with the Company in this regard. The Parties hereby agree that upon execution of a Deed of Adherence in the form attached hereto as Exhibit A by such holders with the Company, such holders may become parties to this Agreement and the Right of First Refusal & Co-Sale Agreement, and be entitled to all the applicable rights and privileges, and be bound by all the applicable duties and obligations, as provided under this Agreement and the Right of First Refusal & Co-Sale Agreement in relation to the Shares held by them. Further, immediately after each Additional Closing, Schedule 1 (List of Investors) to this Agreement will be amended to list the Additional Series D Investors participating in such Additional Closing, and subject to Section 13.2 (Effectiveness and Termination) hereof, each Additional Series D Investor participating in such Additional Closing shall be deemed as a “Series D Investor,” a “Party” and a “Shareholder” hereunder.

12.5	Internal Control System

The Warrantors shall, and shall cause each Group Company to, maintain the books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets international standards of good practice and is reasonably satisfactory to the Majority Preferred Holders to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the respective PRC Accounting Standards or US GAAP and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets of it is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation and cash payment, and establishing proper approval procedures relating to cash management, and (vi) any personal assets or bank accounts of the employees, directors, officers are not mingled with the corporate assets or corporate bank account of any Group Company, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of its business.

12.6 No Avoidance; Voting Trust

Each Warrantor will not, and shall procure the Group Companies not to, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Group Companies, and each Warrantor will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Except for the transactions contemplated by the Series D Transaction Documents, each Ordinary Holder agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement.

12.7 United States Tax Matters

(i)

None of the Warrantors will, and will procure the Group Companies not to, take any action inconsistent with its treatment of the Company as a corporation for U.S. federal income tax purposes or elect to be treated as an entity other than a corporation for U.S. federal income tax purposes

(ii)

The Company shall use, and shall cause each of its Subsidiaries to use, its best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

(iii)

The Company shall use its best effort to avoid future status of the Company or any of its Subsidiaries as a PFIC. Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply). If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a Government Authority or an Investor informs the Company that it has so determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to each holder of Preferred Shares that is a United States Person (“Direct US Investor”) and each United States Person that holds either direct or indirect interest in such holder (“Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its U.S. tax returns and comply with any other reporting requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g). The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant holder of Preferred Share requests in writing that the Company provide such information to such Indirect US Investor and furnish the Company with written identifying information (such as name, address, and other identifying information) about the Indirect US Investor.

(iv)

Each of the Ordinary Holders represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person. Each of the Ordinary Holders shall provide prompt written notice to the Company of any subsequent change in its United States Person status. The Company shall use its best efforts to avoid future status of the Company or any of its Subsidiaries as a CFC. Upon written request of a holder of Preferred Shares from time to time, the Company will promptly provide in writing such information concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such holder of Preferred Shares to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for the holder of Preferred Shares to make such determination, the Company shall promptly procure such information from its shareholders. The Company shall, (i) upon written request of a holder of Preferred Shares, furnish on a timely basis all information requested by such holder to satisfy its (or any Indirect US Investor’s) U.S. federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC. The Company and each of its Subsidiaries shall use their commercially reasonable best efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of such holder of Preferred Shares (or any Indirect US Investor) pursuant to Section 951 of the Code.

(v)

The Company shall comply, and shall cause each of its Subsidiaries to comply, with all record-keeping, reporting, and other requests necessary for the Company and each of its Subsidiaries to comply with any applicable U.S. tax law or to allow each holder of Preferred Shares to avail itself of any provision of U.S. tax laws. The Company shall also provide each holder of Preferred Shares with any information requested by such holder of Preferred Shares to allow such holder of Preferred Shares to comply with U.S. tax laws or to avail itself of any provision of U.S. tax laws.

(vi)

The cost incurred by the Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Company in taking the action, or causing the action to be taken, as described in this Section shall be borne by the Company.

12.8	Other Tax Matters

Each of the Warrantors agrees to jointly and severally indemnify each Investor from and against (i) any Taxes imposed on such Investor by any PRC Government Authority in connection with its investment in the Company, and (ii) any loss, claim, liability, expense, or other damage (including diminution in the value of the Company business or such Investor’s investment in the Company) attributable to (a) any Taxes (or the non-payment thereof) of any Group Company for all taxable periods ending on or before the Initial Closing and the portion through the end of the Initial Closing for any taxable period that includes (but does not end on) the Initial Closing, (b) any Taxes of any other Person imposed by any Governmental Authority on any Group Company as a transferee, successor, withholding agent, accomplice, or party providing conveniences in connection with an event or transaction occurring before the Initial Closing, and (c) any breach of any representations, warranties or covenants contained in Section 12.7 (United States Tax Matters).

12.9	Confidentiality

(i)

Non-Disclosure of Confidential Information. Except as set forth in Section 12.9(iii), each of the Parties shall (i) not use or disclose to any person that is not a Party any Confidential Information it has or acquires; (ii) make every effort to prevent the unauthorized use or disclosure of Confidential Information; and (iii) cause each of its Affiliates to comply with (i) and (ii) in this Section 12.9(i).

(ii)

Press Releases. No announcement regarding any of the Confidential Information (including the Investor’s subscription of share interest of the Company) in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Majority Preferred Holders. Any press release issued by the Company shall not disclose any of the Confidential Information and the final form of such press release shall be approved in advance in writing by the Majority Preferred Holders (except for any press release made by Tencent in connection with the transaction as contemplated under the Series D Transaction Documents upon the Initial Closing).

(iii)

Permitted Disclosures. Notwithstanding the foregoing, Section 12.9 (i) above shall not apply to (a) Confidential Information which a restricted party learns from a third party which such third party reasonably believes to have the right to make the disclosure, provided that the restricted party complies with any restrictions imposed by such third party; (b) Confidential Information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; (c) Confidential Information which enters the public domain without breach of confidentiality by the restricted party, (d) disclosures of Confidential Information by a Party to its current or bona fide prospective investors, Affiliates and their respective employees, directors, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information, in each case only where such persons or entities are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in Section 12.9, (e) disclosures of Confidential Information to a bona fide purchaser or transferee of the Shares held by the Investors where such purchaser or transferee is informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in Section 12.9, (f) disclosures of Confidential Information if such disclosure is approved in writing by the Company, the Majority Ordinary Holders and the Majority Preferred Holders, and (g) disclosures of Confidential Information to the extent required pursuant to applicable Law (including the applicable rules of any stock exchange), in which case the party required to make such disclosure (the “Disclosing Party”) shall provide the other Parties hereto with prompt written notice of that fact, shall consult with the other Parties hereto regarding such disclosure, and shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed.

(iv)

The provisions of Section 12.9 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement entered into by any Group Company, the Ordinary Holders and the Investors in respect of the transactions contemplated hereby.

12.10	No Use of Series D Investors’ Name or Logo

Without the prior written consent of a Series D Investor, and whether or not such Series D Investor is then a shareholder of the Company, none of the Parties shall use, publish or reproduce the name, brand and/or logo of such Series D Investor, or any names, brands, trademarks or logos similar to those of such Series D Investor, or claim itself a partner of such Series D Investor or its Affiliates, or make any similar representations, in any discussion, documents or materials or otherwise, including without limitation for marketing, advertising, promotional or other purposes, where the names, brands and/or logos of each Series D Investor are as follows (unless stated elsewhere in Sections 12.11 (No Use of Series C Investors’ Name or Logo), 12.12 (No Use of Series B Investors’ Name or Logo), 12.13 (No Use of Series A-3 Investors’ Name or Logo) or 12.14 (No Use of Series A-2 Investors’ Name or Logo)): (1) with respect to Image Frame and Morespark, “Tencent” or “腾讯,” (2) with respect to Hammer Capital, “Hammer” or “黑马资本,” (3) with respect to Hubei Science & Technology Investment Group (Hong Kong) Co Ltd, “Hubei Science & Technology” or “湖北科投,” (4) with respect to PV Vision Limited, “Primavera” or “春华,” (5) with respect to Temasek, “Temasek, ” (6) with respect to Hillhouse, “Hillhouse,” “Gaoling”, “Lei Zhang”, “张磊” or “高瓴” and (7) with respect to SCC， “Sequoia,” “Sequoia Capital” or “红杉.”

12.11 No	Use of Series C Investors’ Name or Logo

Without the prior written consent of a Series C Investor, and whether or not such Series C Investor is then a shareholder of the Company, none of the Parties shall use, publish or reproduce the name, brand and/or logo of such Series C Investor, or any names, brands, trademarks or logos similar to those of such Series C Investor, or claim itself a partner of such Series C Investor or its Affiliates, or make any similar representations, in any discussion, documents or materials or otherwise, including without limitation for marketing, advertising, promotional or other purposes, where the names, brands and/or logos of each Series C Investor are as follows (unless stated elsewhere in Sections 12.10 (No use of Series D Investors’ Name or Logo), 12.12 (No Use of Series B Investors’ Name or Logo), 12.13 (No Use of Series A-3 Investors’ Name or Logo) or 12.14 (No Use of Series A-2 Investors’ Name or Logo)): (1) with respect to Baidu Capital, “Baidu” or “百 度,” and “Baidu Capital” or “百度资本,” (2) with respect to West City, “Capital Today” or “今日资本,” (3) with respect to WP, “Warburg Pincus” or “华平,” (4) with respect to New Margin Capital, “聯創資本” or “New Margin Capital,” (5) with respect to Image Frame, “Tencent” or “腾讯,” (6) with respect to Total Prestige, “新天域资本” or “New Horizon Capital,” (7) with respect to Zhide, “中金,” “CICC,” “中金公司,” “中金资本” or “中金智德,” (8) with respect to ChinaEquity, “信中利,” and (9) with respect to UBS, “UBS” or “瑞银.”

12.12 No	Use of Series B Investors’ Name or Logo

Without the prior written consent of a Series B Investor, and whether or not such Series B Investor is then a shareholder of the Company, none of the Parties shall use, publish or reproduce the name, brand and/or logo of such Series B Investor, or any names, brands, trademarks or logos similar to those of such Series B Investor, or claim itself a partner of such Series B Investor or its Affiliates, or make any similar representations, in any discussion, documents or materials or otherwise, including without limitation for marketing, advertising, promotional or other purposes, where the names, brands and/or logos of each Series B Investor are as follows (unless stated elsewhere in Sections 12.10 (No use of Series D Investors’ Name or Logo), 12.11 (No Use of Series C Investors’ Name or Logo), 12.12 (No Use of Series B Investors’ Name or Logo), 12.13 (No Use of Series A-3 Investors’ Name or Logo) or 12.14 (No Use of Series A-2 Investors’ Name or Logo)): (1) with respect to Temasek, “Temasek,” (2) with respect to Bluestone, “Bluestone” or “厚朴,” (3) with respect to TPG, “TPG,” (4) with respect to Magic Stone, “Magic Stone,” (5) with respect to Orient Hontai, “Orient Hontai,” (6) with respect to Golden Brick, “Golden Brick,” (7) with respect to Lenovo, “Lenovo,” (8) with respect to SCC, “Sequoia,” “Sequoia Capital” or “红杉,” (9) with respect to Grandfield, “Redview” and “鸿为,” (10) with respect to Palace, “蘭亭投资 ,” (11) with respect to Bright Sky, “GIC,” (12) with respect to Long Winner, “China Renaissance,” and (13) with respect to Hillhouse, “Hillhouse,” “Gaoling”, “Lei Zhang”, “张磊” or “高瓴.”

12.13 No	Use of Series A-3 Investors’ Name or Logo

Without the prior written consent of Sequoia, and whether or not Sequoia is then a shareholder of the Company, none of the Parties shall use, publish or reproduce the name, brand and/or logo of “Sequoia,” “Sequoia Capital” or “红杉,” or any similar names, brands, trademarks or logos, or claim itself a partner of Sequoia or its Affiliates, or make any similar representations, in any discussion, documents or materials or otherwise, including without limitation for marketing, advertising, promotional or other purposes. Without the prior written consent of Joy Capital, and whether or not Joy Capital is then a shareholder of the Company, none of the Parties shall use, publish or reproduce the name, brand and/or logo of “Joy Capital,” or any similar names, brands, trademarks or logos, or claim itself a partner of Joy Capital or its Affiliates, or make any similar representations, in any discussion, documents or materials or otherwise, including without limitation for marketing, advertising, promotional or other purposes.

12.14 No	Use of Series A-2 Investors’ Name or Logo

Except for the permitted disclosures under Section 12.9 (Confidentiality) hereof, (1) without the prior written consent of Hillhouse, none of the Parties shall use, publish, reproduce, or refer to the name “Hillhouse,” “Gaoling”， “Lei Zhang”, “张磊”，“高 瓴” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes; (2) without the prior written consent of Shunwei, none of the Parties shall use, publish, reproduce, or refer to the name “Shunwei,” “顺为,” “Xiaomi,” “小米,” or the name of the general partner of Shunwei or Xiaomi, or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes; (3) without the prior written consent of Mount Putuo, none of the Parties shall use, publish, reproduce, or refer to the name “Tencent,” “腾讯,” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes; (4) without the prior written consent of Smart Group, none of the Parties shall use, publish, reproduce, or refer to the name “Smart Group”, “Jingdong,” “JD,” “京东,” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes.

12.15 Corporate	Opportunity

It is acknowledged and agreed by each of the Parties (for itself and on behalf of its Subsidiaries and Affiliates) that, notwithstanding the appointment of an Investor Director or observer by each of the Series A Investors, subject to all applicable Laws and securities regulations, each of the Series A Investors and its respective Affiliates (or in case of Hillhouse NEV Holdings Limited or Shunwei, its respective Investment Affiliates, where “Investment Affiliates” for the purpose of this Section 12.15 shall mean if applicable, any shareholder of Hillhouse NEV Holdings Limited or Shunwei (as the case may be), any fund managing company managing such shareholder or Hillhouse NEV Holdings Limited or Shunwei (as the case may be), and other funds managed by such fund managing company) shall forever be entitled to, directly or indirectly:

(i)	acquire, transfer, enter into any derivative or similar transaction, or otherwise enter into a contract in respect of the Equity Securities of the Group Companies or any other Person;

(ii)

enter into any agreement, arrangement or understanding with, or otherwise acquire, hold or dispose of Equity Securities in, (1) any publically listed, traded or quoted company, regardless of whether such company carries out the Competing Business, and/or (2) with respect to a Series A Investor (regardless whether such Series A Investor concurrently holds any Series B Preferred Shares, any Series C Preferred Shares or any Series D Preferred Shares), only after the applicable Investor Restrictive Investment Cutoff Date of such Series A Investor, any private company which carries out the Competing Business. For the avoidance of doubt, regardless whether such Series A Investor concurrently holds any Series B Preferred Shares, any Series C Preferred Shares or any Series D Preferred Shares, (a) within the applicable Investor Restrictive Investment Period for each Series A Investor, such Series A Investor and its respective Affiliates (or in case of Hillhouse NEV Holdings Limited or Shunwei, its respective Investment Affiliates) shall not enter into any agreement, arrangement or understanding with, or otherwise acquire or hold Equity Securities in, any private company which carries out the Competing Business, (b) notwithstanding anything provided to the contrary herein, for purposes of this subsection (ii), Competing Business shall not include the business of (A) the design, manufacture or sale of any vehicles other than electric automobiles (电动汽车), (B) the design, manufacture or sale of the parts, components and accessory products for any vehicles (including new energy automobiles (electric cars)), (C) the provision of automobile-related services, (D) low-speed electric cars, and (E) charging networks, (c) upon prior written consent of the Founder Vehicles with respect to a particular private company which carries out the Competing Business, each of the Series A Investors and its respective Affiliates (or in case of Hillhouse NEV Holdings Limited or Shunwei, its respective Investment Affiliates) may enter into any agreement, arrangement or understanding with, or otherwise acquire or hold Equity Securities in, such private company which carries out the Competing Business within the applicable Investor Restrictive Investment Period, and (d) the restrictions under this Section 12.15 (ii) shall exclude any agreement, arrangement or understanding with, or any acquisition of or investment in any private company which carries out the Competing Business, (A) by any Series A Investor which has occurred prior to the closing of the purchase and sale of its respective Preferred Shares, and (B) by Tencent though the fund currently being formed by an Affiliate of Tencent and certain third parties, the name and basic information of which fund shall be disclosed to the Company upon its establishment.

(iii)

refer a business or investment opportunity of any nature (the “Corporate Opportunity”) to any Person whatsoever (whether or not having any affiliation to the Group Companies), except for a Corporate Opportunity that is expressly directed to the Investor Director in his capacity as a Director of the Company (the “Company Opportunity”), provided that a Company Opportunity is referred to the Company on a first refusal basis, the Company acknowledges and agrees that such Investor Director shall not be in breach of any fiduciary duty or duty of confidentiality for referring a Corporate Opportunity to any person. Any Company Opportunity not pursued by the Company may be referred to any other Person by such Investor and such Investor Director.

12.16 Business	Cooperation with Tencent

Each of the Warrantors jointly and severally undertakes to Tencent that, as long as Tencent holds any Preferred Shares in the Company, in the event any Group Company proposes to cooperate with any internet company (the “Proposed Cooperation”), such Group Company shall first notify Tencent of the scope and terms of the Proposed Cooperation in reasonable detail. Tencent shall have the right to request such Group Company to grant a cooperation opportunity covering substantially similar scope and terms to Tencent or an appropriate Affiliate of Tencent, and such Group Company shall grant such cooperation opportunity to Tencent or an appropriate Affiliate of Tencent, or cause any existing cooperation between any Group Company and Tencent (or an Affiliate of Tencent) to cover substantially similar scope and terms of the Proposed Cooperation, in each case on the terms and conditions no less favorable than those of the Proposed Cooperation (the “Special Cooperation Right”). The Warrantors further agree that in case Xiaomi Corporation or any of its Affiliates (other than Shunwei) becomes a holder of Preferred Shares of the Company, as long as Xiaomi Corporation or such Affiliate holds any Preferred Shares in the Company, the Warrantors shall, and shall cause the Group Companies to, grant Xiaomi Corporation or such Affiliate the Special Cooperation Right identical to the Special Cooperation Right granted to Tencent hereunder.

12.17 Sole	Distributor

Wholly-owned PRC subsidiaries of the Company shall be the only distributors of any products manufactured by any PRC Group Company and/or any partner of the Group, including but not limited to Anhui Jianghuai Automobile Co., Ltd.

12.18 Intellectual	Property

All Company Owned IP and Company Registered IP shall be owned by, licensed to, registered for and/or applied for in the name of any Group Company.

12.19 Non-Compete

(i)

The Founder hereby undertakes and the Warrantors shall cause the Founder to undertake to the Company and the Investors that for a period as long as the Founder holds any position of chairman, director or management personnel in any Group Company, and at any time prior to the third anniversary from the date he ceases to hold such position in any Group Company (whichever is later), he will not, without the prior written consent of the holders of at least 75% of the voting power of the then outstanding Series A-2 Preferred Shares, Series A-3 Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares (voting together as a single class and calculated on as-converted basis) either on his own account or through any of his Affiliates or in conjunction with or on behalf of any other Person:

(1)

Unless the employment of the Founder is terminated by any Group Company without Cause, carry on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent, advisor or otherwise carry on any business in direct competition with the primary business then operated by the Group Companies in the PRC and any other geographic territory in which the Group Companies then actively operate (except for the Founder’s interest in 湖北蔚来长江新能源产业发展基金合伙企业（有限合伙）);

(2)

Solicit or entice away or attempt to solicit or entice away from any Group Company, any Person who is or shall at any time within twelve (12)    months prior to such solicitation have been a customer, client, representative or agent of such Group Company or in the habit of dealing with such Group Company; or

(3)

Employ, solicit or entice away or attempt to employ, solicit or entice away from any Group Company, any person who is or shall have been at the date of or within twelve (12) months prior to such cessation an officer, manager, consultant or employee of any such Group Company whether or not such person would commit a breach of contract by reason of leaving such employment (other than pursuant to advertisements of general circulation).

(ii)

Each and every obligation under this Section 12.19 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such section and any such deletion shall not affect the enforceability of the remainder parts of such section.

(iii)

If any restrictions in this Section 12.19 shall be adjudged to be invalid or unenforceable as being in excess of what is reasonably required for the protection of the Group or the Investors, but would be valid if parts of this Section were deleted or the scope herein reduced, all restrictions in this Section shall apply with such modifications as may be necessary to make them legally valid and effective.

The Warrantors shall cause each Key Employee of the Group Companies to comply with the non-compete agreement executed between such Key Employee and the relevant Group Company.

12.20 Triple-Class Structure and Super Voting Rights

The Company shall procure, and each Shareholder shall procure that, immediately prior to the closing of a Qualified IPO of the Company:

(i)

except for the Ordinary Shares and Preferred Shares beneficially owned by Tencent and the Founder Vehicles, each fully paid Preferred Share shall be converted into the number of fully paid and non-assessable Ordinary Share(s) to be designated as class A Ordinary Share(s) based on the applicable Preferred Share Conversion Price then in effect, and each fully paid and non-assessable Ordinary Share held by the other Shareholders shall be designated as class A Ordinary Share, as the case may be. Each class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company;

(ii)

each fully paid Preferred Share held by Tencent shall be converted into the number of fully paid and non-assessable Ordinary Share(s) to be designated as class B Ordinary Share(s) based on the applicable Preferred Share Conversion Price then in effect, and each fully paid and non-assessable Ordinary Share held by Tencent shall be designated as Class B Ordinary Share, as the case may be. Each class B Ordinary Share shall be entitled to four (4) votes on all matters subject to the vote at general meetings of the Company; and

(iii)

each fully paid Preferred Share held by the Founder Vehicles shall be converted into the number of fully paid and non-assessable Ordinary Share(s) to be designated as class C Ordinary Share(s) based on the applicable Preferred Share Conversion Price then in effect, and each fully paid and non-assessable Ordinary Share held by Founder Vehicles shall be designated as Class C Ordinary Share, as the case may be. Each class C Ordinary Share shall be entitled to eight (8) votes on all matters subject to the vote at general meetings of the Company.

12.21 Stock	Incentive Plan Arrangements

Subject to Section 10 in this Agreement, the Company shall procure, and each Shareholder shall procure that:

(i)

immediately after the Initial Closing, the aggregate number of Ordinary Shares (and/or options or warrants therefore) reserved for issuance to officers, directors, employees and consultants of the Group Companies pursuant to the Stock Incentive Plans shall be increased by 23,000,000 Ordinary Shares; and

(ii)

as soon as practicable after the Initial Closing, a new Stock Incentive Plan shall be adopted, which shall be effective for a period of five (5) years starting from January 1 of the year following the completion of a Qualified IPO and shall include appropriate provisions to the effect that the maximum number of shares which may be issued pursuant to such Stock Incentive Plan shall be automatically increased each year by the number of shares representing 1.5% of the then total issued and outstanding share capital of the Company as of the end of each preceding year.

13.	MISCELLANEOUS

13.1	UBS PLNs

(i)	Notwithstanding any provision of any Series D Transaction Document, each Party hereby acknowledges and agrees as follows:

(1) UBS AG, London Branch (the “UBS”) or its Affiliates intends, and UBS or its Affiliates is permitted, to enter into PLNs;

(2) UBS shall procure that a PLN Beneficiary shall not enter into a PLN Transfer unless the prior written consent of the Company is obtained; provided that such prior written consent from the Company shall no longer be required after the end of the “market stand-off” period under Section 6.3 in this Agreement (such period not to exceed one hundred and eighty (180) days from the date of the final prospectus relating to the Company’s IPO);

(3) UBS undertakes to include in the documentation that it or its Affiliate enters into with a PLN Beneficiary, a restriction on PLN Beneficiaries transferring or having the effect of transferring, to any Person, in whole or in part, all or any of the economic benefits, interests, risks or other consequences of the relevant PLN without first obtaining the prior consent of UBS, and UBS undertakes not to provide such consent unless it receives the prior written consent of the Company; and

(4) UBS may disclose the Confidential Information (including for the avoidance of doubt, the documents, reports and information referred to in Section 8.1 in this Agreement) that UBS has obtained in its capacity as a Shareholder to a PLN Beneficiary, provided that (a) UBS shall have included in the documentation that it or its Affiliate enters into with a PLN Beneficiary the confidential nature of the Confidential Information and shall also have provided in such documentation that a PLN Beneficiary shall be bound by the nondisclosure obligations under the Series D Transaction Documents to the same extent as though the PLN Beneficiary were a party thereto and (b) UBS and/or the relevant PLN Beneficiary grants third party rights to the Company under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong and all applicable laws and regulations) to enforce against such PLN Beneficiary any breach of such nondisclosure obligations by such PLN Beneficiary.

(ii)

Without prejudice to the generality of Section 13.1(i) in this Agreement, notwithstanding any provision of any Series D Transaction Document, each Party hereby specifically acknowledges and agrees that the “market stand-off” restrictions under Section 6.3(ii) in this Agreement shall not apply to a PLN, provided, however, that for the avoidance of doubt, UBS, as a Shareholder of the Company, shall in all other respects be subject to the “market stand-off” restrictions under Section 6.3(ii) in this Agreement.

(iii)

Without prejudice to the generality of Section 13.1(i) in this Agreement, notwithstanding any provision of any Series D Transaction Document, each Party hereby specifically acknowledges and agrees that, in respect of a PLN or proposed PLN (or a PLN Transfer or proposed PLN Transfer), (i) no PLN Beneficiary shall be required to execute a Deed of Adherence as result of Section 2.1(v) of the Right of First Refusal & Co-Sale Agreement and (ii) the rights of first refusal under Section 2.2 of the Right of First Refusal & Co-Sale Agreement and the right of co-sale under Section 2.3 of the Right of First Refusal & Co-Sale Agreement shall not apply, provided, however, that for the avoidance of doubt, UBS, as a Shareholder of the Company, shall in all other respects be subject to the rights of first refusal under Section 2.2 of the Right of First Refusal & Co-Sale Agreement and the right of co-sale under Section 2.3 of the Right of First Refusal & Co-Sale Agreement.

13.2	Effectiveness and Termination

(i)

This Agreement shall take effect as of the Initial Closing Date with respect to all the Parties which have duly executed this Agreement as of the Initial Closing, and shall take effect as of the applicable Additional Closing Date with respect to any Additional Series D Investor which has duly executed the Deed of Adherence with the Company as of an Additional Closings, provided however that (1) in the event that any Series D Investor (including any Additional Series D Investor) fails to pay any portion of its Series D Investment Amount (as defined in the Purchase Agreement or as specified in the applicable Deed of Adherence, as the case may be) in full upon the applicable Closing and the Company has amended the register of members in accordance with Sections 2.4(i)(d) or 2.4(ii)(e) of the Purchase Agreement and/or the Memorandum and Articles to reflect the forfeiture of the Series D Preferred Shares of such Series D Investor corresponding to the unpaid Series D Investment Amount, then this Agreement shall have effect with respect to such Series D Investor only to the extent of its unforfeited Series D Preferred Shares, and (2) in the event that any Shareholder ceases to be a Shareholder of the Company, it shall no longer be bound by the provisions of this Agreement and such Shareholder’s name shall be removed from any list or register of members of the Company, provided that Sections 12.9 (Confidentiality), 12.10 (No use of Series D Investors’ Name or Logo), 12.11 (No Use of Series C Investors’ Name or Logo), 12.12 (No Use of Series B Investors’ Name or Logo), 12.13 (No Use of Series A-3 Investors’ Name or Logo), 12.14 (No Use of Series A-2 Investors’ Name or Logo), 13.5 (Governing Law) and 13.6 (Dispute Resolution) shall survive.

(ii)

This Agreement shall terminate upon mutual consent of all the Parties hereto. The provisions of Sections 7 (Preemptive Right), 8 (Information and Inspection Rights), 9 (Corporate Governance), 10 (Protective Provisions) and 11 (Drag-Along Rights) shall terminate on the consummation of a Qualified IPO. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Section 2 through 6, Section 12 (Additional Covenants) and this Section 13). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

13.3	Further Assurances

Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and, to the extent reasonably requested by another Party, to enforce rights and obligations pursuant hereto.

13.4	Assignments and Transfers; No Third Party Beneficiaries

Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Subject as otherwise provided herein, the rights of any Investor hereunder are assignable to any Person in connection with the transfer (which transfer does not breach any provision of the Series D Transaction Documents and any applicable Laws) of Equity Securities held by such Investor but only to the extent of such transfer, and any such transferee shall execute and deliver to the Company a Deed of Adherence in the form attached hereto as Exhibit A becoming a party hereto as a “Party,” a “Shareholder,” and an “Investor” hereunder and under the applicable Series D Transaction Documents, subject to the terms and conditions hereof and thereof. Subject to the foregoing, this Agreement and the rights and obligations of any Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties.

Notwithstanding any provision to the contrary in this Agreement, the Parties hereby acknowledge and agree that Padmasree shall be able to tender of any of her Series A-3 Preferred Shares from time to time for all or a portion of any amounts due to the Company pursuant to the Loan and Security Agreement.

13.5	Governing Law

This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

13.6	Dispute Resolution.

(i)

Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(ii)

The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the HKIAC Rules.

(iii)	To the extent that the HKIAC Rules are in conflict with the provisions of this Section 13.6, the provisions of this Section 13.6 shall prevail.

(iv)

The arbitration shall be conducted in English. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(v)	The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vi)

The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(vii)	Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii)	During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

13.7	Notices

Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule 2 (Address for Notices) (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 13.7). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

13.8 Expenses

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

13.9     Rights Cumulative; Specific Performance

Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to apply for injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

13.10   Successor Indemnification

If any Warrantor or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of such Warrantor assume the obligations of such Warrantor with respect to indemnification of the Investor Director as in effect immediately before such transaction, whether such obligations are contained in the Charter Documents, or elsewhere, as the case may be.

13.11 Severability

In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

13.12   Amendments and Waivers

Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) the holders of at least a majority of the then issued and outstanding Series A-1 Preferred Shares; (iii) the holders of at least seventy-five percent (75%) of the then issued and outstanding Series A-2 Preferred Shares; (iv) the holders of at least a majority of the then issued and outstanding Series A-3 Preferred Shares; (v) the holders of at least seventy-five percent (75%) of the then issued and outstanding Series B Preferred Shares, (vi) the holders of at least seventy-five percent (75%) of the then issued and outstanding Series C Preferred Shares, , (vii) the holders of at least seventy-five percent (75%) of the then issued and outstanding Series D Preferred Shares, and (viii) Prime Hubs; provided, however, that no amendment or waiver shall be effective or enforceable in respect of any Ordinary Holder or a holder of Preferred Shares if such amendment or waiver affects such Ordinary Holder or such holder of Preferred Shares, respectively, materially and adversely differently from the other Ordinary Holders or the other holders of the Preferred Shares of the same class or series, respectively, unless such Ordinary Holder or such holder of Preferred Shares consents in writing to such amendment or waiver. Notwithstanding the foregoing, any Party may waive any of its/his rights hereunder by an instrument in writing signed by such Party without obtaining the consent of any other Parties. Any amendment or waiver effected in accordance with this Section 13.12 shall be binding upon all the Parties hereto.

13.13   No Waiver

Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

13.14   Delays or Omissions

No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

13.15   No Presumption

The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

13.16 Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

13.17   Entire Agreement

This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Prior Shareholders Agreement, which shall terminate and have no further force or effect whatsoever as of the date of effectiveness of this Agreement, and the Parties hereby irrevocably waive any and all rights that they may have against any other party under the Prior Shareholders Agreement in exchange for their rights hereunder.

13.18 Control

In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents of any of the Group Companies and Prime Hubs, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects as among all the Parties other than the Company, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

13.19 Performance

The Ordinary Holders irrevocably agree to cause and guarantee the performance by each Warrantor of all of its respective covenants and obligations under this Agreement.

13.20   Aggregation of Shares

All Shares held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

13.21 Adjustments	for Share Splits, Etc

Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

13.22 Grant	of Proxy

Upon the failure of any Ordinary Holder to vote the Equity Securities of the Company held thereby, to implement the provisions of and to achieve the purposes of this Agreement, such Ordinary Holder hereby grants to a Person designated by the Company a proxy in all Equity Securities of the Company held by it/him to vote all such Equity Securities to implement the provisions of and to achieve the purposes of this Agreement.

13.23 Rights	and Obligations of Holders of Preferred Shares

Under the Series D Transaction Documents, (i) the obligations of the holders of the Preferred Shares shall be several and not joint, (ii) the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, and the Series A-3 Preferred Shares shall rank pari passu with each other, except as otherwise provided in the Series D Transaction Documents, (iii) the Series B Preferred Shares shall rank prior and in preference to the Series A Preferred Shares, except as otherwise provided in the Series D Transaction Documents, (iv) the Series C Preferred Shares shall rank prior and in preference to the Series B Preferred Shares and the Series A Preferred Shares, except as otherwise provided in the Series D Transaction Documents, and (v) the Series D Preferred Shares shall rank prior and in preference to the Series C Preferred Shares, the Series B Preferred Shares and the Series A Preferred Shares, except as otherwise provided in the Series D Transaction Documents.

13.24 Use	of English Language

This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

13.25 Replacement

The Parties agree that upon the Initial Closing, this Agreement shall supersede and replace the Prior Shareholders Agreement in its entirety, and the Prior Shareholders Agreement shall terminate and have no further force or effect as of the Initial Closing Date.

13.26 Representations	and Warranties

(i)

Each Party hereby represents and warrants to each other Party, as of the date hereof, and as of the effective date of this Agreement (with respect to an Additional Series D Investor, as of the Additional Closing Date), as follows:

(1)	such Party, if not a natural person, is duly organized, validly existing and in good standing under the applicable Law of its jurisdiction of organization/incorporation;

(2)

such Party is a natural person, or is a corporate body with the legal capacity, power, authority and right to execute, deliver and perform its obligations under this Agreement, and all actions on its part necessary for the authorization, execution, delivery of and the performance of all of its obligations under this Agreement have been taken;

(3)

this Agreement will when executed be a legal, valid and binding obligation, enforceable against it in accordance with its terms, except where such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally; and

(4)

the execution and delivery by such Party of this Agreement and the consummation by it of all the transactions contemplated hereunder do not (i) breach or constitute (or with notice or lapse of time or both constitute) a default under its constitutional documents, the Prior Shareholders Agreement or any material contract or agreement to which such Party is bound; and (iii) result in a violation or breach of or constitute (or with notice or lapse of time or both constitute) a default under any applicable Law by which such Party or any of its assets is bound.

13.27 Exclusion	of Contracts (Rights of Third Parties) Ordinance

Save as otherwise expressly provided hereunder, a Person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong ) to enforce this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:	NIO INC.

	By:	/s/ QIN Lihong
	Name:	QIN Lihong
	Title:	Director

HK COMPANY:	NIO NEXTEV LIMITED

	By:	/s/ QIN Lihong
	Name:	QIN Lihong
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

XPT:	XPT LIMITED

	By:	/s/ QIN Lihong
	Name:	QIN Lihong
	Title:	Director

XPT TECHNOLOGY:	XPT TECHNOLOGY LIMITED

	By:	/s/ QIN Lihong
	Name:	QIN Lihong
	Title:	Director

XPT US:	XPT INC.

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SHANGHAI NEXTEV:	NIO CO., LTD.

	By:	/s/ QIN Lihong
	Name:	QIN Lihong
	Title:	Legal Representative

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

JIANGSU WEIRAN:	XPT (JIANGSU) INVESTMENT CO., LTD.

	By:	/s/ LI Bin
	Name:	LI Bin
	Title:	Legal Representative

SHANGHAI WEILAN:	SHANGHAI XPT TECHNOLOGY CO., LTD.

	By:	/s/ LI Bin
	Name:	LI Bin
	Title:	Legal Representative

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

XPT NANJING TECHNOLOGY	XPT (NANJING) E-POWERTRAIN TECHNOLOGY CO., LTD.

By:	/s/ LI Bin
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

XPT NANJING ENERGY	XPT (NANJING) ENERGY STORAGE SYSTEM CO., LTD.

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

NIO TECHNOLOGY	NIO TECHNOLOGY CO., LTD.

	By:	/s/ QIN Lihong
	Name:	QIN Lihong
	Title:	Legal Representative

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

NEXTEV USER	NEXTEV USER ENTERPRISE LIMITED

By:	/s/ QIN Lihong
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SHANGHAI AUTO DISTRIBUTION SHANGHAI NIO SALES AND SERVICE CO., LTD.

By:	/s/ QIN Lihong
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

NEXTEV POWER	NEXTEV POWER EXPRESS LIMITED

By:	/s/ QIN Lihong
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

HUBEI INVESTMENT	NIO ENERGY INVESTMENT (HUBEI) CO., LTD.

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

SHANGHAI ENERGY	SHANGHAI NIO ENERGY TECHNOLOGY CO., LTD.

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

WUHAN ENERGY	WUHAN NIO ENERGY CO., LTD.

	By:	/s/ QIN Lihong
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BEIJING LIBITE	BEIJING LIBITE AUTO TECHNOLOGY CO., LTD.

	By:	/s/ QIN Lihong
	Name:	QIN Lihong
	Title:	Legal Representative

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

NANJING WEILONG:	XTRONICS (Nanjing) Automotive Intelligent Technology Co., Ltd.

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

US COMPANY	NIO USA, INC.

	By:	/s/ Padmasree Warrior
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

GERMAN COMPANY	NIO GMBH

	By:	/s/ ZHANG Hui
	Name:	ZHANG Hui
	Title:	Managing Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

UK COMPANY	NIO NEXTEV (UK) LTD

	By:	/s/ Hui Zhang
	Name:	Hui Zhang
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRIME HUBS	PRIME HUBS LIMITED
	By:	/s/ QIN Lihong
	Name:	QIN Lihong
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDER	LI BIN
	By:	/s/ LI Bin

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR	ORIGINAL WISH LIMITED
	By:	/s/ LI Bin
	Name:	LI Bin
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR	MOBIKE GLOBAL LTD.
	By:	/s/ LI Bin
	Name:	LI Bin
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	ENERGY LEE LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	HILLHOUSE NEV HOLDINGS LIMITED
	By:	/s/ Meng Shan
	Name:	Meng Shan
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	SHUNWEI TMT II LIMITED

	By:	/s/ Koh Tuck Lye
	Name:	Koh Tuck Lye
	Title:	Director

SHUNWEI GROWTH II LIMITED

	By:	/s/ Koh Tuck Lye
	Name:	Koh Tuck Lye
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	SMART GROUP GLOBAL LIMITED
	By:	/s/ Lin Qiang Dong
	Name:	Lin Qiang Dong
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	MOUNT PUTUO INVESTMENT LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	SEQUOIA CAPITAL CHINA GF HOLDCO III-A, LTD.
	By:	/s/ Ip Siu Wai Eva
	Name:	Ip Siu Wai Eva
	Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	JOY CAPITAL I, L.P.
	By:	Joy Capital I GP, L.P.
its general partner

	By:	Joy Capital GP, Ltd.
its general partner

	By:	/s/ LIU ERHAI
	Name:	LIU ERHAI
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	PADMASREE WARRIOR
/s/ Padmasree Warrior

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	ANDERSON INVESTMENTS PTE. LTD.
	By:	/s/ Rohit Sobti
	Name:	Rohit Sobti
	Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	TPG GROWTH III SF PTE. LTD.
	By:	/s/ Hua Fung Teh
	Name: Title:	Hua Fung Teh Authorised Signatory

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	BLUESTONE COMPANY LIMITED
	By:	/s/ Tay Chee Keong Jeremiah Jeremy
	Name:	Tay Chee Keong Jeremiah Jeremy
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR	MAGIC STONE ALTERNATIVE PRIVATE EQUITY FUND, L.P.

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	ORIENT HONTAI LIMITED
	By:	/s/ Tony Ma
	Name:	Tony Ma
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	GOLDEN BRICK CAPITAL PRIVATE EQUITY FUND II L.P.
By:
Name: Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	ULTIMATE LENOVO LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	HH RSV-X HOLDINGS LIMITED
	By:	/s/ Jennifer Neo
	Name:	Jennifer Neo
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	SCC GROWTH IV HOLDCO A, LTD.
	By:	/s/ Ip Siu Wai Eva
	Name:	Ip Siu Wai Eva
	Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	PALACE INVESTMENTS PTE. LTD.
	By:	/s/ Choun Chee Kong
	Name:	Choun Chee Kong
	Title:	Authorised signatory

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	GRANDFIELD INVESTMENT LTD.

	By:	/s/ Wong Kok Wai
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:
IDG CHINA VENTURE CAPITAL FUND IV L.P.
	By:	IDG China Venture Capital Fund IV Associates L.P.,
its General Partner

	By:	IDG China Venture Capital Fund GP IV Associates Ltd.,
its General Partner

	By:	/s/ Chi Sing HO
	Name:	Chi Sing HO
	Title:	Authorized Signatory

IDG CHINA IV INVESTORS L.P.

	By:	IDG China Venture Capital Fund GP IV Associates Ltd.,
its General Partner

	By:	/s/ Chi Sing HO
	Name:	Chi Sing HO
	Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	BRIGHT SKY II, L.P.

By Bright Sky Partners Limited,
its General Partner

	By:	/s/ Wong Kok Wai
	Name:	Wong Kok Wai
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	LONG WINNER INVESTMENT LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	BAIDU CAPITAL L.P.

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	WEST CITY ASIA LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	TANZANITE GEM HOLDINGS LIMITED
	By:	/s/ Steven Glenn
	Name:	Steven Glenn
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	HAIXIA NEV INTERNATIONAL LIMITED PARTNERSHIP (formerly known as HAIXIA NIO INTERNATIONAL LIMITED PARTNERSHIP)
For and on behalf of Haixia NEV International Limited Partnership

By:
	Name:	Haixia Capital Management Ltd,
	Title:	Authorised Signatory of its General Partner Haixia NEV International Limited Partnership

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	HAITONG INTERNATIONAL INVESTMENT HOLDINGS LIMITED
	By:	/s/ Xi DENG
	Name:	Xi DENG
	Title:	Managing Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	NEW MARGIN CAPITAL HONG KONG CO.,
LIMITED

By:
Name:
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	IMAGE FRAME INVESTMENT (HK) LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	ZHIDE EV INVESTMENT LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	CHINAEQUITY SMART TRAVEL CO., LTD.

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	TOTAL PRESTIGE INVESTMENT LIMITED

By:	/s/ Wong Kok Wai
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	CYBER TYCOON LIMITED

	By:	/s/ Chi Sing HO
	Name:	Chi Sing HO
	Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	HONOR BEST INTERNATIONAL LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	CHAMPION ELITE GLOBAL LIMITED

	By:	/s/ Jenny Wenjie WU
	Name:	Jenny Wenjie WU
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	CHINA INDUSTRIAL INTERNATIONAL TRUST ASSET MANAGEMENT COMPANY LIMITED, (formerly known as CHINA INVESTMENT ASSET MANAGEMENT LIMITED)

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	HF HOLDINGS LIMITED

For and on behalf of HF Holdings Limited

	By:	Authorized Signature(s)
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	TEA LEAF LIMITED

	By:	/s/ Karen Ellerbe
	Name:	Karen Ellerbe
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	BLISSFUL DAYS HOLDINGS LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	GUANGFAXINDE CAPITAL MANAGEMENT LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	BLUEFUTURE FUND L.P.

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	UBS AG, LONDON BRANCH

	By:	/s/ Saad Slaoui
	Name:	Saad Slaoui
	Title:	Managing Director

	By:	/s/ David Innerdale
	Name:	David Innerdale
	Title:	Managing Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	KEEN EAGLE CAPITAL INVESTMENT LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	CHINA OCEANWIDE INTERNATIONAL ASSET MANAGEMENT LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	CHINA MERCHANTS FORTUNE 100 ALTERNATIVE INVESTMENT SP

	By:	/s/ Bai Haifeng
	Name:	Bai Haifeng
	Title:	CEO

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	MORESPARK LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	LEAP PROSPECT LIMITED

	By:	/s/ Ling Kay Rodney Tsang
	Name:	Ling Kay Rodney Tsang
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	PV VISION LIMITED

	By:	/s/ Ena Leung
	Name:	Ena Leung
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	SERENITY WL HOLDINGS LTD.

	By:	/s/ Wang Chen
	Name:	Wang Chen
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:

SCOTTISH MORTGAGE INVESTMENT TRUST PLC.

By:	/s/ Graham Laybourn
Name:	Graham Laybourn
Title:	Partner of Baillie Gifford & Co, as agent for and on behalf of Scottish Mortgage Investment Trust plc

PACIFIC HORIZON INVESTMENT TRUST PLC.

By:	/s/ Graham Laybourn
Name:	Graham Laybourn
Title:	Partner of Baillie Gifford & Co, as agent for and on behalf of Pacific Horizon Investment Trust plc

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	MARIAD OPPORTUNITIES MASTER FUND LIMITED

	By:	/s/ Scott A. Gaynor
	Name:	Scott A. Gaynor
	Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	LONE CYPRESS LTD.

	By:	/s/ Kerry A. Tyler
	Name:	Kerry A. Tyler
	Title:	Authorized Signatory

LONE SPRUCE L.P.

	By:	/s/ Kerry A. Tyler
	Name:	Kerry A. Tyler
	Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	ULTRA RESULT HOLDINGS LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	AL NAHDHA INVESTMENT LLC

	By:	/s/ H.E. Saeed Eid Al Ghafli
	Name:	H.E. Saeed Eid Al Ghafli
	Title:	Authorized Signatory

AL BEED GROUP

	By:	/s/ H.E. Saeed Eid Al Ghafli
	Name:	H.E. Saeed Eid Al Ghafli
	Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	OLDBRIDGE INVEST LLC

	By:	/s/ Galal Kulaib
	Name:	Galal Kulaib
	Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	AC LIMITED

	By:	/s/ Ossama Khoreibi
	Name:	Ossama Khoreibi
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	BEST CASTLE LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	HUBEI SCIENCE & TECHNOLOGY INVESTMENT GROUP (HONG KONG) COMPANY LIMITED

By:
Name:
	Title:	Director of Company

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	WP NIO INVESTMENT PARTNERSHIP L.P.

	By:	/s/ Steven Glenn
	Name:	Steven Glenn
	Title:	Authorized Signatory

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	LEZMENIA ASSETS LIMITED

By:
Name:
Title:

LAPATHIA HOLDINGS LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	SILVER RIDGE FUND I LIMITED PARTNERSHIP

For and on behalf of
Silver Ridge Ventures Limited

	By:	Authorized Signature(s)
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	THE MABEL CHAN 2012 FAMILY TRUST

	By:	/s/ Ed Yiu-Cheong Chan
	Name:	Ed Yiu-Cheong Chan
	Title:	Trustee

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	MAGIC STONE SPECIAL OPPORTUNITY FUND IV, L.P.

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	MEGA TREASURE INVESTMENT LIMITED

	By:	/s/ Wong Kok Wai
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	JOY NEXT INVESTMENT MANAGEMENT LIMITED

	By:	/s/ LIU ERHAI
	Name:	LIU ERHAI
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	DIAMOND DIVISION LIMITED

By:
Name:
Title:

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:	HH DYU HOLDINGS LIMITED

	By:	/s/ Meng Shan
	Name:	Meng Shan
	Title:	Director

Signature Page to Fifth Amended and Restated Shareholders’ Agreement - NIO INC.

SCHEDULE 1

LIST OF INVESTORS

Part A1

1.	ORIGINALWISH LIMITED, a business company with limited liability duly incorporated and validly existing under the Laws of the British Virgin Islands (“Originalwish”);

2.	MOBIKE GLOBAL LTD., a business company with limited liability duly incorporated and validly existing under the Laws of the British Virgin Islands (“mobike Global”); and

3.	ENERGY LEE LIMITED, a business company with limited liability duly incorporated and validly existing under the Laws of the British Virgin Islands (“Energy”).

Part A2

4.	HILLHOUSE NEV HOLDINGS LIMITED, an exempted company duly incorporated and validly existing under the Laws of the British Virgin Islands;

5.

SHUNWEI TMT II LIMITED, an exempted company duly incorporated and validly existing under the Laws of the British Virgin Islands (“Shunwei TMT”), and SHUNWEI GROWTH II LIMITED, an exempted company duly incorporated and validly existing under the Laws of the British Virgin Islands (“Shunwei Growth”, together with Shunwei TMT, “Shunwei”);

6.	SMART GROUP GLOBAL LIMITED, a business company duly incorporated and validly existing under the Laws of the British Virgin Islands (“Smart Group”); and

7.	MOUNT PUTUO INVESTMENT LIMITED, an exempted company duly incorporated and validly existing under the Laws of the British Virgin Islands (“Mount Putuo”).

Part A3

8.	SEQUOIA CAPITAL CHINA GF HOLDCO III-A, LTD., an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (“Sequoia”);

9.	JOY CAPITAL I, L.P., an exempted limited partnership duly registered and validly existing under the Laws of the Cayman Islands (“Joy Capital”); and

10.	PADMASREE WARRIOR, a U.S. citizen whose passport number is ********* (“Padmasree”).

Part B

11.	ANDERSON INVESTMENTS PTE. LTD., a private company limited by shares duly incorporated and validly existing under the Laws of Republic of Singapore (“Temasek”);

12.	TPG GROWTH III SF PTE. LTD., a private company limited by shares duly incorporated and validly existing under the Laws of Republic of Singapore (“TPG”);

13.	BLUESTONE COMPANY LIMITED, a company limited by shares duly incorporated and validly existing under the Laws of the Cayman Islands (“Bluestone”);

14.	MAGIC STONE ALTERNATIVE PRIVATE EQUITY FUND, L.P., an exempted limited partnership duly registered and validly existing under the Laws of the Cayman Islands(“Magic Stone”);

15.	ORIENT HONTAI LIMITED, a business company duly incorporated and validly existing under the Laws of the British Virgin Islands (“Orient Hontai”);

16.	GOLDEN BRICK CAPITAL PRIVATE EQUITY FUND II L.P., an exempted limited partnership duly registered and validly existing under the Laws of the Cayman Islands (“Golden Brick”);

17.	ULTIMATE LENOVO LIMITED, a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands (“Lenovo”);

18.	HILLHOUSE NEV HOLDINGS LIMITED, an exempted company duly incorporated and validly existing under the Laws of the British Virgin Islands;

19.	HH RSV-X HOLDINGS LIMITED, an exempted company with limited liability duly incorporated and validly existing under the Laws of the Cayman Islands;

20.

SHUNWEI TMT II LIMITED, an exempted company duly incorporated and validly existing under the Laws of the British Virgin Islands, and SHUNWEI GROWTH II LIMITED, an exempted company duly incorporated and validly existing under the Laws of the British Virgin Islands;

21.	MOUNT PUTUO INVESTMENT LIMITED, an exempted company duly incorporated and validly existing under the Laws of the British Virgin Islands;

22.	SCC GROWTH IV HOLDCO A, LTD., an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (“SCC”);

23.	JOY CAPITAL I, L.P., an exempted limited partnership duly registered and validly existing under the Laws of the Cayman Islands;

24.	PALACE INVESTMENTS PTE. LTD., a private company limited by shares duly incorporated and validly existing under the Laws of Republic of Singapore (“Palace”);

25.	GRANDFIELD INVESTMENT LTD., an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (“Grandfield”);

26.	IDG CHINA VENTURE CAPITAL FUND IV L.P. and IDG CHINA IV INVESTORS L.P., each an exempted limited partnership registered and validly existing under the Laws of the Cayman Islands;

27.	BRIGHT SKY II, L.P., an exempted limited partnership duly registered and validly existing under the Laws of the Cayman Islands (“Bright Sky”); and

28.	LONG WINNER INVESTMENT LIMITED (遠宏投資有限公司 ), a limited company duly incorporated and validly existing under the Laws of Hong Kong.

Part C

29.	BAIDU CAPITAL L.P., an exempted limited partnership duly registered and validly existing under the Laws of the Cayman Islands (“Baidu Capital”);

30.	WEST CITY ASIA LIMITED, a company limited by shares duly incorporated and validly existing under the Laws of the British Virgin Islands (“West City”);

31.	TANZANITE GEM HOLDINGS LIMITED, a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands (“WP”);

32.

HAIXIA NEV INTERNATIONAL LIMITED PARTNERSHIP (formerly known as HAIXIA NIO INTERNATIONAL LIMITED PARTNERSHIP), a limited partnership company duly incorporated and validly existing under the Laws of the Cayman Islands (“Haixia”);

33.

HAITONG INTERNATIONAL INVESTMENT HOLDINGS LIMITED (formerly known as HAITONG INTERNATIONAL ALTERNATIVE INVESTMENT LIMITED), a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands (“Haitong”);

34.	NEW MARGIN CAPITAL HONG KONG CO., LIMITED (聯創資本（香港）有限公司), a limited liability company duly incorporated and validly existing under the Laws of Hong Kong (“New Margin Capital”);

35.

IMAGE FRAME INVESTMENT (HK) LIMITED, a limited liability company duly incorporated and validly existing under the Laws of Hong Kong (“Image Frame”, with Mount Putuo, individually or collectively “Tencent”);

36.	ZHIDE EV INVESTMENT LIMITED, a limited liability company duly incorporated and validly existing under the Laws of the Cayman Islands (“Zhide”);

37.	CHINAEQUITY SMART TRAVEL CO., LTD., a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands (“ChinaEquity”);

38.	PALACE INVESTMENTS PTE. LTD., a private company limited by shares duly incorporated and validly existing under the Laws of Republic of Singapore;

39.	TOTAL PRESTIGE INVESTMENT LIMITED, a limited liability company duly incorporated and validly existing under the Laws of the Cayman Islands (“Total Prestige”);

40.	BRIGHT SKY II, L.P., an exempted limited partnership duly registered and validly existing under the Laws of the Cayman Islands;

41.	TPG GROWTH III SF PTE. LTD., a private company limited by shares duly incorporated and validly existing under the Laws of Republic of Singapore;

42.	BLUESTONE COMPANY LIMITED, a company limited by shares duly incorporated and validly existing under the Laws of the Cayman Islands;

43.

IDG CHINA VENTURE CAPITAL FUND IV L.P. and IDG CHINA IV INVESTORS L.P., each an exempted limited partnership registered and validly existing under the Laws of the Cayman Islands, and CYBER TYCOON LIMITED, a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands (“IDG”);

44.	HONOR BEST INTERNATIONAL LIMITED, a company with limited liability duly incorporated and validly existing under the Laws of the British Virgin Islands (“Honor Best”);

45.	ANDERSON INVESTMENTS PTE. LTD., a private company limited by shares duly incorporated and validly existing under the Laws of Republic of Singapore;

46.	ULTIMATE LENOVO LIMITED, a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands;

47.	CHAMPION ELITE GLOBAL LIMITED (冠傑環球有限公司 ), a business company duly registered and validly existing under the Laws of the British Virgin Islands;

48.

CHINA INDUSTRIAL INTERNATIONAL TRUST ASSET MANAGEMENT COMPANY LIMITED (formerly known as CHINA INVESTMENT ASSET MANAGEMENT LIMITED (兴业国信资产管理有限公司)) , a limited liability company duly registered and validly existing under the Laws of the PRC;

49.	HF HOLDINGS LIMITED, a limited liability company under the laws of the British Virgin Islands;

50.	TEA LEAF LIMITED, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands;

51.	BLISSFUL DAYS HOLDINGS LIMITED (福日控股有限公司 ), a business company duly incorporated and validly existing under the Laws of the British Virgin Islands;

52.	GUANGFA XINDE CAPITAL MANAGEMENT LIMITED (广发信德资本管理有限公司), a corporation duly incorporated under and validly existing under the Laws of the British Virgin Islands;

53.	BLUEFUTURE FUND L.P., an exempted limited partnership duly incorporated and validly existing under the Laws of the Cayman Islands;

54.

UBS AG, LONDON BRANCH, a company duly incorporated and validly existing under the Laws of the Switzerland and registered as a branch in England and Wales Branch No. BR004507 at 5 Broadgate, London EC2M 2QS;

55.	KEEN EAGLE CAPITAL INVESTMENT LIMITED (銳鷹創富有限公司), a limited liability company duly incorporated and validly existing under the Laws of Hong Kong;

56.	CHINA OCEANWIDE INTERNATIONAL ASSET MANAGEMENT LIMITED (中泛國際資產管理有限公司 ), a BVI business company duly incorporated and validly existing under the Laws of the British Virgin Islands; and

57.	CHINA MERCHANTS FORTUNE 100 ALTERNATIVE INVESTMENT SP, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands.

Part D

58.	IMAGE FRAME INVESTMENT (HK) LIMITED, a limited liability company duly incorporated and validly existing under the Laws of Hong Kong;

59.	MORESPARK LIMITED, a limited liability company duly incorporated and validly existing under the Laws of Hong Kong (“Morespark”);

60.	LEAP PROSPECT LIMITED, a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands (“Hammer Capital”);

60.	PV VISION LIMITED, a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands;

61.	SERENITY WL HOLDINGS LTD., an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands;

62.	SCOTTISH MORTGAGE INVESTMENT TRUST PLC, a public limited company duly incorporated and validly existing under the Laws of the United Kingdom;

63.	PACIFIC HORIZON INVESTMENT TRUST PLC, a public limited company duly incorporated and validly existing under the Laws of the United Kingdom;

64.	MYRIAD OPPORTUNITIES MASTER FUND LIMITED, an exempted company duly incorporated and validly exiting under the Laws of the Cayman Islands;

65.	LONE CYPRESS, LTD., an exempted limited liability company duly incorporated and validly existing under the Laws of the Cayman Islands;

66.	LONE SPRUCE, L.P., a limited partnership duly incorporated and validly existing under the Laws of the State of Delaware, USA;

67.	ULTRA RESULT HOLDINGS LIMITED; a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands;

68.	AL NAHDHA INVESTMENT LLC, a limited liability company duly incorporated and validly existing under the Laws of United Arab Emirates;

69.	AL BEED GROUP, an establishment duly incorporated and validly existing under the Laws of United Arab Emirates;

70.	OLDBRIDGE INVEST L.L.C., a limited liability company duly incorporated and validly existing under the Laws of United Arab Emirates;

71.	AC LIMITED, a limited liability company duly incorporated and validly existing under the Laws of Dubai International Financial Centre;

72.	BEST CASTLE LIMITED, an exempted Company duly incorporated and validly exiting under the Laws of the Cayman Islands;

73.	HUBEI SCIENCE & TECHNOLOGY INVESTMENT GROUP (HONG KONG) COMPANY LIMITED, a limited liability company duly incorporated and validly existing under the Laws of Hong Kong;

74.	WP NIO INVESTMENT PARTNERSHIP L.P., a limited partnership duly incorporated and validly existing under the Laws of the Cayman Islands;

75.	LEZMENIA ASSETS LIMITED, a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands;

76.	LAPATHIA HOLDINGS LIMITED, a limited liability company duly incorporated and validly existing under the Laws of Cyprus;

77.	SILVER RIDGE FUND I LIMITED PARTNERSHIP, a limited partnership duly incorporated and validly existing under the Laws of the Cayman Islands;

78.	THE MABEL CHAN 2012 FAMILY TRUST, a trust duly governed by the laws of the State of New York, USA;

79.	MAGIC STONE SPECIAL OPPORTUNITY FUND IV L.P., an exempted limited partnership duly incorporated and validly existing under the Laws of the Cayman Islands;

80.	MEGA TREASURE INVESTMENT LIMITED, an exempted company duly incorporated and validly exiting under the Laws of the Cayman Islands;

81.	TANZANITE GEM HOLDINGS LIMITED, a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands;

82.	SCC GROWTH IV HOLDCO A, LTD., an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (“SCC”);

83.	JOY NEXT INVESTMENT MANAGEMENT LIMITED, a limited liability company duly registered and validly existing under the Laws of Hong Kong;

84.	ANDERSON INVESTMENTS PTE. LTD., a private company limited by shares duly incorporated and validly existing under the Laws of Republic of Singapore;

85.	TPG GROWTH III SF PTE. LTD., a private company limited by shares duly incorporated and validly existing under the Laws of Republic of Singapore;

86.	BLUESTONE COMPANY LIMITED, a company limited by shares duly incorporated and validly existing under the Laws of the Cayman Islands;

87.	BRIGHT SKY II, L.P., an exempted company duly incorporated and validly exiting under the Laws of the Cayman Islands;

88.	DIAMOND DIVISION LIMITED, a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands;

89.	WEST CITY ASIA LIMITED, a limited liability company duly incorporated and validly existing under the Laws of the British Virgin Islands;

90.	HAIXIA NEV INTERNATIONAL LIMITED PARTNERSHIP, a limited partnership company duly incorporated and validly existing under the Laws of the Cayman Islands;

92.	KEEN EAGLE CAPITAL INVESTMENT LIMITED, a limited liability company duly incorporated and validly existing under the Laws of Hong Kong;

93.	PALACE INVESTMENTS PTE. LTD., a private company limited by shares duly incorporated and validly existing under the Laws of Republic of Singapore; and

94.

HH DYU Holdings Limited, an exempted company with limited liability duly incorporated and validly existing under the Laws of the Cayman Islands (collectively with Hillhouse NEV Holdings Limited and HH RSV-X Holdings Limited, “Hillhouse”).

SCHEDULE 2

ADDRESS FOR NOTICES

If to the Group Companies:

Address:	20th Building, 56 An Tuo Road, AnTing Town, JiaDing, Shanghai, PRC
Attn:	Mr. WANG Dongning (汪冬宁)
Fax:
Email:	nick.wang@nio.com

If to Founder Vehicles:

Address:	Floor 13-14, Building No.1, Cheng Ying Center, 5 Laiguangying West Road, Chaoyang District, Beijing, PRC (中国北京市朝阳区来广营西路 5 号院诚 盈中心 1 号楼 13-14 层)
Attn:	Mr. LI Bin
Fax:
Email:	william.li@nextev.com

If to Founder:

Address:	Floor 13-14, Building No.1, Cheng Ying Center, 5 Laiguangying West Road, Chaoyang District, Beijing, PRC (中国北京市朝阳区来广营西路 5 号院诚 盈中心 1 号楼 13-14 层)
Attn:	Mr. LI Bin
Fax:
Email:	william.li@nextev.com

If to Prime Hubs:

Address:	Floor 13-14, Building No.1, Cheng Ying Center, 5 Laiguangying West Road, Chaoyang District, Beijing, PRC (中国北京市朝阳区来广营西路 5 号院诚 盈中心 1 号楼 13-14 层)
Attn:	Heather DIWU (第五蕙)
Fax:
Email:	heather.diwu@nio.com

If to Energy:

Address:	Floor 13-14, Building No.1, Cheng Ying Center, 5 Laiguangying West Road, Chaoyang District, Beijing, PRC (中国北京市朝阳区来广营西路 5 号院诚 盈中心 1 号楼 13-14 层)
Attn:	Mr. LI Xiang
Fax:
Email:	lixiang@autohome.com.cn

If to Hillhouse:

Address:	Floor 28, Building B, PingAn International Financial Center, 3 Xinyuannan Road, Chaoyang District, Beijing 100027, PRC
Fax:	+86 (10) 5952-0882
Attention:	Luke LI
Email:	lli@hillhousecap.com

With a copy to:

Address:	Suite 1608, One Exchange Square, 8 Connaught Place, Central, Hong Kong
Tel:	+852 2179-1927
Fax:	+852 2179-1900
Attention:	Mr. Adam HORNUNG
Email:	legal@hillhousecap.com

If to Shunwei:

Address:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
Attention:	Mr. Tuck Lye Koh (许达来)
Email:	tlkoh@shunwei.com

With a copy to:

Address:	Unit 1309A, 13/F, Cable TV Tower, No. 9 Hoi Shing Road, Tsuen Wan, N.T., Hong Kong
Tel:	+852 24050088
Fax:	+852 24050003
Email:	tlkoh@shunwei.com
Attention:	Mr. Tuck Lye Koh (许达来)

If to Tencent:

Address:	Tencent Building, Keji Zhongyi Avenue, Hi-tech Park, Nanshan District Shenzhen 518057, PRC
Attention:	Compliance and Transactions Department
Email:	legalnotice@tencent.com
with a copy to:
Address:	Tencent Building, Keji Zhongyi Avenue, Hi-tech Park, Nanshan District, Shenzhen 518057, PRC
Attention:	Mergers and Acquisitions Department
Email:	PD_Support@tencent.com

If to Smart Group:

Address:	Building 18, Kechuang No.11 Street, Yizhuang Economic Development Zone, Daxing District, Beijing, PRC
Tel:	(86 10) 58955998
Fax:
Attention:	Nancy
Email:	nancy@jd.com

with a copy to:

Attention:	Xiaohong Miao
Email:	mxh@jd.com
Tel:	(86 10) 58955998

If to Sequoia or SCC:

Address:	Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands, c/o Suite 3613, 36/F, Two Pacific Place, 88 Queensway, Hong Kong
Tel:	+852 2501 8989
Fax:	+852 2501 5249
Attention:	Ip Siu Wai Eva / Ian Qian
Email:	eip@sequoiacap.com, iqian@sequoiacap.com

If to Joy Capital:

Address:	1501 Tower B, Greenland Center, No.4 Wangjing Dongyuan, Chaoyang District, Beijing
Tel:	(86 10) 52388085
Fax:	(86 10) 52388090
Attention:	Angela Lin
Email:	linlin@joycapital.com.cn

If to Padmasree Warrior:

Address:	2950 Alexis Drive Palo Alto, CA 94304
Tel:	+1(408) 386 7960 (Cell)
+1(650) 209 5705 (Home)
Email:	padmasree.warrior@gmail.com

If to Temasek:

Address:	60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891
Tel:
Fax:
Attention:	Wu Hai
Email:	wuhai@temasek

If to TPG:

Address:	TPG Growth III SF Pte. Ltd., 80 Raffles Place, #15-01 UOB Plaza 1, Singapore 048624
Tel:	+65 6390 5000
Fax:	+65 6390 5001
Attention:	Hua Fung Teh
Email:	HTeh@tpg.com

With a copy to:

TPG Global, LLC
Address:	301 Commerce Street, Suite 3300 Fort Worth, TX 76102, U.S.A.
Tel:	+1 415 743 1532
Fax:	+1 415 438 1349
Attention:	Legal Department
Email:	tpglegaldepartment@tpg.com

If to Bluestone:

Address:	Suites 203-205, Winland International Finance Center, No. 7 Financial Street, Beijing, China
Tel:
Fax:
Attention:	Yi CHEN
Email:	simon.chen@hopucap.com

If to Magic Stone:

Address:	D36, King’s Garden, No.18 Xiaoyun Road, Chaoyang District, Beijing, P.R. China
Tel:
Fax:	+86 (10) 85187755
Attention:	Zeng Yu
Email:	jennyzeng@msainvest.com

If to Orient Hontai:

Address:	701, 7/F, North Block C, Raycom Infotech Park, No. 2 Science Institution South Road, Haidian District, Beijing, China
Tel:	+86 150 1138 5037
Fax:	+86 (10) 8286 2988-927
Attention:	Eric Zhao/Han Zhang
Email:	eric.zhao@hontaicapital.com/Han.zhang@hontaicapital.com

If to Golden Brick:

Address:	c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands
Tel:
Fax:	(86 10) 5735 1999
Attention:	Malcolm Ko
Email:	malcolmko@ceeholdings.com

If to Lenovo:

Address:	6th Floor, Tower A, #6, Shangdi Road West, Haidian District, Beijing Tel:
Fax:
Attention:	Ricky Chen
Email:	chenbo10@lenovo.com

If to Palace:

Address:	60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891
Tel:
Fax:
Attention:	Song Junhe, Pavcap Ops, Pavcap Legal
Email:	junhe@pavcap.com.sg, ops@pavcap.com.sg, legal@pavcap.com.sg

If to Grandfield or Bright Sky or Total Prestige:

Address:	190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands
Tel:
Fax:
Attention:

With a copy to:

Redview Advisors (HK) Limited
Address:	Suite 1702-03, One Exchange Square, 8 Connaught Place, Central, Hong Kong
Tel:	+852 2801 6988
Fax:	+852 28014882
Attention:	Director

If to IDG:

Address:	c/o IDG Capital Management (HK) Ltd., Unit 5505, 55/F., The Center 99 Queen’s Road, Central, Hong Kong
Tel:
Fax:	+852 2529 1619
Attention:	Chi Sing HO
Email:

With a copy to:

Address:	Floor 6, Tower A, COFCO Plaza, 8 Jianguomennei Dajie, Beijing, 100005, P.R. China
Fax:	+86 (10) 8512 0225
Attention:	Mr. Rui Guo

If to Long Winner:

Address:	2508, Hongkou SOHO, 575 Wusong Road, Hongkou Area, Shanghai, China, 200080 / 上海市虹口区吴淞路 575 号虹口 SOHO 2508，邮编 200080
Fax:	+86 (21) 6127 9989
Attention:	John Y Hsin
Email:	jhsin@huaxing.com

If to Baidu Capital:

Address:	上海市黄浦区马当路 388 号 SOHO 复兴广场 A 栋 2705 室
Tel:
Fax:
Attention:	Jenny Wenjie WU
Email:	jennywu@baidu-cap.com

If to West City:

Address:	Unit 908. Level 9, Cyberport 2, 100 Cyberport Road, Hong Kong (香港数码 港道 100 号数码港 2 座 9 楼 908 室)
Tel:	+852 2866 3088
Fax:	+852 2866 2966
Attention:	Xin Xu / Rong Zhu
Email:	kathyxu@capitaltoday.com / jasonzhu@capitaltoday.com

If to WP:

Address:	c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, NY 10017, USA
Tel:
Fax:
Attention:	Steven G. Glenn/David J. Sreter/Tara E. O’Neill
Email:

With a copy to:

Warburg Pincus Asia LLC
Address:	Suite 6703, Two International Finance Centre, 8 Finance Street, Hong Kong
Tel:
Fax:	+852 2521 3869
Attention:	Julian Cheng and Andrew Chan
Email:	julian.cheng@warburgpincus.com/andrew.chan@warburgpincus.com

If to Haixia:

Address:	Floor 22, East Wing, D Building, Qinghuatongfang Technology Plaza,No.1 Wangzhuang Road, Haidian District, Beijing (北京市海淀区王庄路一号，清 华同方科技广场 D 座东楼 22 层)
Tel:	+86 (10) 82366710
Fax:	+86 (10) 62366718
Attention:	张明义
Email:	zhangmingyi@haixiaasset.com

If to Haitong:

Address:	18/F, Li Po Chun Chambers, 189 Des Voeux Road Central, Hong Kong
Tel:	+852 2801 2687
Fax:	+852 3926 8907
Attention:	Luxi Wei
Email:	l.wei@htisec.com

If to New Margin Capital:

Address:	北京市朝阳区望京东 园 4 区绿地中心 D 座绿地中国锦大厦 16 层 1601(Unit 1601-1, Greenland China Jin Building, Hongtai East Street, Wangjing East Garden 4th District, Chaoyang District, Beijing 100102)
Tel:
Fax:	+86 (10) 65280062
Attention:	Mr. Tian
Email:	zhangyu@newmargin.cn, richardtian@newmargin.cn

If to Zhide:

Address:	32nd Floor, Azia Center,1233 Lujiazui Ring Road, Shanghai, P.R. China
Tel:
Fax:	+86 (21) 5888 0598
Attention:	Yuan Shitao
Email:	Shitao.yuan@cicc.com.cn

If to ChinaEquity:

Address:	3rd Floor, Tower C, Shoukai Xingfu Square, Xindong Road, Chaoyang District, Beijing 100027, China
Tel:	+86 (10) 8555 0508
Fax:	+86 (10) 8555 0509
Attention:	John Liu ( 刘 朝 文)
Email:	johnliu@chinaequity.net

If to Honor Best:

Address:	Room 904, Tower E1, Oriental Plaza, No.1 East Chang’an Avenue, Dongcheng District, Beijing, PRC
Tel:
Fax:	+86 10 85188718
Attention:	CHAI Hua
Email:	hua.chai@everbright-idg.com

If to Champion Elite:

Address:	Room 2705, 17F, 388 Madang Rd, Shanghai
Tel:	+86 21 8036 1199
Fax:	+86 21 8036 1199
Attention:	Jenny Wenjie Wu
Email:	jennywu@baiducapital.com

If to China Industrial International Trust Asset Management (China Investment Asset Management):

Address:	35/F, One Business Center, 68 Yin Cheng Zhong Road, Pudong District, Shanghai
Tel:	+86 (021) 3829 6250
Fax:	+86 (021) 3860 1997
Attention:	Zou Likun
Email:	zoulk@ciit.com.cn

If to HF:

Address:
Tel:
Fax:
Attention:	Xia Wang/Pu Wang
Email:	wangxia@hanfor.cn/wangpu@hanfor.cn

If to Tea Leaf:

Address:	c/o Walkers Fiduciary Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands
Tel:	+1 345 814 7600
Fax:
Attention:	Directors
Email:	fiduciary@walkersglobal.com

If to Blissful Days:

Address:
Tel:
Fax:
Attention:	Mr. Zhao
Email:	366128798@qq.com

If to Guangfa Xinde:

Address:	16/F Metro Plaza.183 North Tianhe Rd, Guangzhou, P.R. China
Tel:	+86 20 8755 5888-6362
Fax:	+86 20 8755 3363-6362
Attention:	Liang Chen
Email:	xdchenl@gf.com.cn

If to Bluefuture:

Address:
Tel:
Fax:
Attention:	Rong Xiao
Email:	xiaor@bothwealth.com

If to UBS:

Address:	UBS AG, 5 Broadgate, London EC2M 2QS
Tel:	+852 2971 8888
Fax:	+852 2868 1510
Attention:	Adrian Ding/John Zhai/Simon Lam
Email:	ol-ccs+-project-newton@ubs.com

If to Keen Eagle:

Address:
Tel:
Fax:	+86 (021) 6226 2075
Attention:	Yuan Yao
Email:	yaoyuan@cdb-pe.cn

If to China Oceanwide:

Address:
Tel:
Fax:
Attention:	Yue Yuanyuan
Email:	yueyuanyuan@fhkg.com

If to China Merchants:

Address:	Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands
Tel:	+852 3628 2302
Fax:	+852 3582 3371
Attention:	Gao Ting
Email:	gaot@cmfchina.com

If to Hammer Capital:

Address:	Room 1803, Zhongshen International Building, Songyuan Road, Luohu District, Shenzhen 518001
Tel:	+86 ***********
Fax:
Attention:	Yu Bai/Amanda Chau
Email: Amanda.chau@hammercaptial.co

If to PV Vision Limited:

Address:	48/F, China World Tower 3, No. 1 Jian Guo Men Wai Avenue, Beijing, China
Tel:	+86 (10) 8559 8918
Fax:
Attention:	Michael Wang
Email:	Michael.Wang@primavera-capital.com

With a copy to:

Attention:	Jimmy Guo/Edward Han
Email:	Jimmy.Guo@primavera-capital.com/Edward.Han@primavera-capital.com

If to Serenity WL Holdings Ltd.:

Address:	c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, Cayman Islands, KY1-1104
Tel:	+86-21-6288-1001
Fax:
Attention:	Wang Chen
Email:	wchen@serenitycap.com

If to Scottish Mortgage Investment Trust PLC:

Address:	Baillie Gifford & Co, Calton Square, 1 Greenside Row, Edinburgh EH1 3AN
Tel:
Fax:
Attention:	Peter Singlehurst, Linda Lin, Ewan Markson-Brown, Keith Borrows and Christopher Smith
Email:	peter.singlehurst@bailliegifford.com, linda.lin@bailliegifford.com, ewan.markson-brown@bailliegifford.com, keith.borrows@bailliegifford.com, christopher.smith@bailliegifford.com

If to Pacific Horizon Investment Trust PLC:

Address:	Baillie Gifford & Co, Calton Square, 1 Greenside Row, Edinburgh EH1 3AN
Tel:
Fax:
Attention:	Peter Singlehurst, Linda Lin, Ewan Markson-Brown, Keith Borrows and Christopher Smith
Email:	peter.singlehurst@bailliegifford.com, linda.lin@bailliegifford.com, ewan.markson-brown@bailliegifford.com, keith.borrows@bailliegifford.com, christopher.smith@bailliegifford.com

If to Myriad Opportunities Master Fund Limited:

Address:	15/F, Agricultural Bank of China Tower, 50 Connaught Road Central, Central, Hong Kong
Tel:	+852 3664 7889
Fax:	+852 9387 5420
Attention:	Scott Gaynor
Email:	Scott@myriadasset.com

If to Lone Cypress, Ltd./Lone Spruce, L.P.:

Address:	Two Greenwich Plaza, Greenwich, CT 06830
Tel:
Fax:
Attention:	COO/CFO
Email:	kt@lpcap.com/mm@lpcap.com

If to Ultra Result Holdings Limited:

Address:	37/F, Bank of China Tower, 1 Garden Road, Hong Kong
Tel:	+852 3406 8682
Fax:
Attention:	Eric Dong
Email:	eric.dong@chinaamc.com

If to Al Nahdha Invetment LLC:

Address:
Tel:
Fax:
Attention:	Amer Khan/Junaid Sukhera
Email:	amer@alnahdhainv.ae/junaid@alnahdhainv.ae

If to Al Beed Group:

Address:
Tel:
Fax:
Attention:	Amer Khan/Al Hadi
Email:	amer@alnahdhainv.ae/junaid@alnahdhainv.ae

If to Oldbridge Invest LLC

Address:
Tel:
Fax:
Attention:	Galal Kulaib
Email:	galal@oldbridge.ae

If to AC Limited:

Address:	Gate Precinct Building 5, Level 6, Suite 607B, DIFC, P.O. Box 116020, Dubai, U.A.E.
Tel:	+971 4 455 9500
Fax:	+971 4 455 9501
Attention:	Michael
Email:	notices@aclimited.com

If to Best Castle Limited:

Address:	28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong
Tel:	+852 3710 6888 / +86 21 6170-5542
Fax:	+852 2104 6977
Attention:	Vicki Hui / Liyang Zhang / Dixon Ng
Email:	vickihui@citicicapital.com/liyangzhang@citiccapital.com /dixonng@citiccapital.com

If to Hube Science & Technology Investment Group (Hong Kong) Company Limited:

Address:	Room 1802, Dominton Centre, 43-59 Queen’s Road East, HK
Tel:	+86 (027) 8770 5403
Fax:
Attention:	Qing Shao
Email:	sq@whovii.com

If to WP NIO Investment Partnership L.P.:

Address:	450 Lexington Avenue, New York, NY 10017
Tel:
Fax:
Attention:	Steven Glenn
Email:

If to Lezmenia Assets/Lapathia Holdings:

Address:	Russia-China Investment Fund, 819-821 Winland International Finance Center, 7 Financial St., Xicheng District, Beijing 100033, China
Tel:
Fax:	+86 10 57629111
Attention:	Legal Department
Email:	xiaoming.lai@rcif.com, shengwei.xu@rcif.com, zhen.lin@rcif.com

And

Address:	Russia-China Investment Fund Naberezhnaya Tower, Presnenskaya nab. 10, Block B, floor 6 Moscow, Russia 123317
Tel:
Fax:	+7 (495) 230-05-56
Attention:	Legal Department
Email:	stanislav.song@rcif.com, vladislav.sidorov@rcif.com, nina.bystrova@rcif.com

With a copy to:

Address:	ThemisServ Ltd, 16, Kyriakos Matsis Avenue, Eagle House, 5thFloor, Ayioi Omoloyites, 1082 Nicosia, Cyprus
Tel:
Fax:
Attention:	Despo Efstathiou, Phivos Pelides
Email:	defstathiou@themisserv.com, ppelides@cypruslaw.com.cy

If to Silver Ridge Fund I limited Partnership:

Address:	Unit 511, Section B, Building No. 4, Software Industry Base, Nanshan District, Shenzhen, China
Tel:	+86 (755) 82575570
Fax:
Attention:	Tingting Xiong
Email:	Xiongtingting@silver-ridgecapital.com

If to the Mabel Chan 2012 Family Trust:

Address:	4/F, Catalina Mansions, 98 MacDonnell Road, Mid-Levels, Hong Kong
Tel:	+852 9152 8339, +852 9540 2077; +852 2849 6188
Fax:
Attention:	Ed Yiu-Cheong Chan
Email:	edchan2011@gmail.com, mabeled1987@gmail.com

If to Magic Stone Special Opportunity Fund IV L.P.:

Address:
Tel:
Fax:
Attention:	Ben Harburg
Email:	Ben.harburg@msainvest.com

If to Mega Treasure Investment Limited:

Address:	190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands
Tel:
Fax:
Attention:	Xiaohuan Liu
Email:	liuxh@nhfund.com

If to Joy Next Investment Management Limited:

Address:	1501 Tower B, Greenland Center, No.4 Wangjing Dongyuan, Chaoyang District, Beijing
Tel:	(86 10) 52388085
Fax:	(86 10) 52388090
Attention:	Angela Lin
Email:	linlin@joycapital.com.cn

If to Diamond Division:

Address:	2508, Hongkou SOHO, 575 Wusong Road, Hongkou Area, Shanghai, China, 200080 / 上海市虹口区吴淞路 575 号虹口 SOHO 2508，邮编 200080
Tel:
Fax:
Attention:	Lu ZHAO
Email:	luzhao@huaxing.com

EXHIBIT A

FORM OF DEED OF ADHERENCE

This Deed of Adherence (this “Deed”) is entered into on [•], by and between the following parties:

1.	NIO INC., an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”); and

2.

[New Shareholder], [a [ ] company duly incorporated] / [a [ ] limited partnership duly registered] and validly existing under the Laws of [ ] / [ ] citizen whose passport number is [    ] (the “New Shareholder”).

RECITALS

(A)

[On [•], the Company, certain Series [A-1/A-2/A-3/B/C/D] Investors, and certain subsidiaries and affiliates of the Company entered into a Series [A-1/A-2/A-3/B/C/D] Preferred Share Purchase Agreement (the “Purchase Agreement”) in connection with the issue and sales of the Series [A-1/A-2/A-3/B/C/D] Preferred Shares of the Company.] On [•], 2017, the Company, the shareholders of the Company and certain subsidiaries and affiliates of the Company entered into the Fifth Amended and Restated Shareholders Agreement and the Fifth Amended and Restated Right of First Refusal & Co-Sale Agreement (collectively, and together with any amendments and supplements thereto from time to time, the “Shareholder Documents”), which set forth the rights and obligations regarding the corporate governance of the Company, the transfer of the shares of the Company and certain other rights and obligations of the parties as set forth herein. On [•], the Company adopted the Tenth Amended and Restated Memorandum of Association and the Ninth Amended and Restated Articles of Association (together with any amendments and supplements thereto from time to time, the “M&A”);

(B)

[The New Shareholder agrees to participate in the Additional Closing permitted under [Section 2.4(ii)] of the Purchase Agreement.] [Subject to the terms and conditions of the Purchase Agreement,] The New Shareholder agrees to [subscribe for / be allotted / have transferred to him/her/it] a total of [ ] [Series A-1/Series A-2/Series A-3 Preferred Shares / Series B Preferred Shares / Series C Preferred Shares / Series D Preferred Shares Ordinary Shares] (the “Shares”) of the Company for an aggregate Series A/B/C/D Investment Amount of US$[ ] [at the Additional Closing] / on [•];

(C)

[Pursuant to [Section 2.4(ii)] of the Purchase Agreement,] The New Shareholder agrees to become a party to and be bound by the terms of [the Purchase Agreement,] the Shareholder Documents (as a party thereto) and the M&A by executing and delivering this Deed; and

(D)

The Company enters into this Deed on behalf of itself and as agent for all other persons who are at present or who may hereafter become bound by [the Purchase Agreement,] the Shareholder Documents and the M&A (including the existing Shareholders).

THIS DEED WITNESSES as follows:

1.	DEFINED TERMS AND CONSTRUCTION

1.1

In this Deed, except as the context may otherwise require, all words and expressions defined in [the Purchase Agreement,] the Shareholder Documents and the M&A shall have the same meanings when used herein.

1.2	The rules of construction of [the Purchase Agreement,] the Shareholder Documents and the M&A will apply as if incorporated in this Deed.

1.3	This Deed shall be incorporated into [the Purchase Agreement and] the Shareholder Documents as if expressly incorporated into [the Purchase Agreement and] the Shareholder Documents.

1.4

[Immediately after the Additional Closing and subject to the terms and conditions of the Purchase Agreement, (1) Schedule I to the Purchase Agreement will be amended to list the New Shareholder, (2) the capitalization table listed in Schedule III to the Purchase Agreement shall be amended to reflect the change of shareholding structure of the Company upon the Additional Closing, and (3) the Company shall update its register of members to reflect the issuance of the Shares to the New Shareholders.]

2.	UNDERTAKINGS

The New Shareholder confirms that [he/she/it] has received copies of [the Purchase Agreement,] the Shareholder Documents and the M&A, and fully understands and accepts the terms thereof. The New Shareholder hereby covenants and undertakes to the Company who is as trustee for all other persons who are at present or who may hereafter become bound by [the Purchase Agreement,] the Shareholder Documents and the M&A, and to the Company itself, that, upon completion of the [allotment/transfer] of the Shares and subject to [the Purchase Agreement and] the Shareholder Documents, the New Shareholder shall adhere to, observe, perform and be bound by all the duties, burdens and obligations, as provided under [the Purchase Agreement and] the Shareholder Documents to which [he/she/it] shall be a party and all documents expressed in writing to be supplemental or ancillary thereto, in relation to the Shares, and shall be deemed as a “Shareholder”, a “Party”, [an “Investor”], [a “Holder”], [a “Preferred Holder”], [a “Series A/Series B/Series C/Series D Holder”], and [a “Series A-1/Series A-2/Series A-3/Series B/Series C/Series D Investor]”, each as defined thereunder, in relation to the Shares, as if [he/she/it] had been an original party to [the Purchase Agreement and] the Shareholder Documents since the date thereof, and be bound by the M&A.

[If the New Shareholder is a natural person and is married on the date of this Deed, such New Shareholder’s spouse shall, concurrently with the execution of this Agreement by the parties hereto, execute and deliver to the Company a spousal consent in substantially the form of Annex A attached hereto (“Spousal Consent”). Notwithstanding the execution and delivery thereof, such Spousal Consent shall not be deemed to confer or convey to such New Shareholder’s spouse any rights in such New Shareholder’s Shares or other securities of the Company to be held by the New Shareholder from time to time that do not otherwise exist by operation of law or the agreement of the parties. If any New Shareholder marries (or remarries) after the date of this Deed, such New Shareholder shall, within 30 days thereafter, obtain his or her new spouse’s acknowledgement of, and consent to, the existence and binding effect of all restrictions contained in this Deed, [the Purchase Agreement and] the Shareholder Documents by causing such spouse to execute and deliver a Spousal Consent.]

For the purpose of the notices and communications required or permitted under [the Purchase Agreement and] the Shareholder Documents, the address of the New Shareholder is as follows, which shall be incorporated in Schedule 2 (Address for Notices) of each of the Shareholder Documents:

Address:

Tel:

Fax:

Attention:

Email:

3.	ENFORCEABILITY AND GOVERNING LAW

Each existing Shareholder and the Company shall be entitled to enforce [the Purchase Agreement,] the Shareholder Documents and the M&A against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits pertaining to the Shares held by it (other than those that are non-assignable) as set forth in [the Purchase Agreement,] the Shareholder Documents and the M&A, in each case as if the New Shareholder had been an original party to [the Purchase Agreement and] the Shareholder Documents since the date thereof.

This Deed shall be governed by and construed in accordance with the laws of Hong Kong, except to the extent that the Companies Law of the Cayman Islands by its terms is applicable.

[Signature page follows]

IN WITNESS WHEREOF, this Deed of Adherence has been executed as a deed on the date first above written.

NIO INC.

By:

Name:

Title:

Director

[NAME OF NEW SHAREHOLDER]

By:

Name:

Title:

ANNEX A

FORM OF SPOUSAL CONSENT

I, [•], spouse of [•], have read and approve of [the Purchase Agreement] and the Shareholder Documents by and among the Company and the parties, including my spouse, listed therein. Capitalized terms used herein without definition shall have the meanings set forth in [the Purchase Agreement] and the Shareholder Documents.

I am aware that [the Purchase Agreement] and the Shareholder Documents contain provisions regarding (i) voting and transfer of shares, and (ii) certain rights of certain other holders of capital stock of the Company upon a sale, transfer, assignment, pledge, encumbrance or other disposition of capital stock which my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any Shares, securities or other property subject to [the Purchase Agreement] and the Shareholder Documents shall be irrevocably bound by [the Purchase Agreement] and the Shareholder Documents. I further understand and agree that any community property interest I may have in such Shares, securities or other property shall be similarly bound by [the Purchase Agreement] and the Shareholder Documents.

I am aware that the legal, financial and related matters contained in [the Purchase Agreement] and the Shareholder Documents are complex and that I am free to seek independent professional guidance or counsel with respect to this Spousal Consent. I have either sought such guidance or counsel or determined, after reviewing [the Purchase Agreement] and the Shareholder Documents carefully, that I will waive such right.

Dated: [            ]

[Name of Spouse]

By: